Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 3, 2024 (the “First Amendment Effective Date”), is entered into among HECLA MINING COMPANY, a Delaware corporation (the “Parent”), HECLA LIMITED, a Delaware corporation (“Hecla Limited”), HECLA ALASKA LLC, a Delaware limited liability company (“Hecla Alaska”), HECLA GREENS CREEK MINING COMPANY, a Delaware corporation (“Hecla Greens Creek”), HECLA JUNEAU MINING COMPANY, a Delaware corporation (“Hecla Juneau”, and together with the Parent, Hecla Limited, Hecla Alaska and Hecla Greens Creek, each, a “Borrower” and collectively, the “Borrowers”), the Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).

RECITALS

A.
The Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of July 21, 2022 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
B.
The parties hereto have agreed to amend the Credit Agreement as provided herein.
C.
In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.
Amendments.
(a)
Upon the effectiveness of this Amendment, the Credit Agreement (but not the Schedules or Exhibits thereto) is amended in its entirety to read in the form attached hereto as Annex A.
(b)
Upon the effectiveness of this Amendment, Schedules 2.01, 7.02, 7.03 and 7.06 to the Credit Agreement are deleted and replaced with Schedules 2.01 7.02, 7.03 and 7.06 attached hereto.
2.
Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent.
(a)
Execution and Delivery of Amendment. The Administrative Agent shall have received copies of this Amendment duly executed by the Loan Parties, each Lender and the Administrative Agent.
(b)
Opinion of Counsel. The Administrative Agent shall have received a favorable opinion of legal counsel (including appropriate local counsel) to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent.

(c)
Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)
copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date hereof;
(ii)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and
(iii)
such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(d)
KYC.
(i)
Upon the reasonable request of any Lender made at least ten days prior to the date hereof, such Lender shall have received all documentation and other information so requested in connection with applicable “know your customer” and anti- money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the date hereof; and
(ii)
upon the request of any Lender made at least five days prior to the date hereof, if the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, such Lender shall have received a Beneficial Ownership Certification in relation to the Borrowers.
(e)
Material Adverse Effect. There shall not have occurred since December 31, 2023 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
(f)
Lender Fees. The Borrowers shall have paid to the Administrative Agent for the account of each Lender the agreed amendment fees.
(g)
Accrued Interest and Fees. The Borrowers shall have paid all accrued and unpaid interest on the Revolving Loans, commitment fees payable pursuant to Section 2.09(a) of the Credit Agreement and Letter of Credit Fees through the First Amendment Effective Date.
(h)
Fees and Expenses. The Borrowers shall have paid all fees and expenses owed by the Borrowers to the Administrative Agent and the Arranger including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or the Arranger (directly to such counsel if requested by the Administrative Agent or the Arranger) to the extent payable pursuant to the Loan Documents and invoiced prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable

13568377v7

estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent or the Arranger).

3.
Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.
4.
Authority/Enforceability. Each Loan Party represents and warrants as follows:
(a)
It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)
This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and the availability of equitable remedies.
(c)
No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than (i) those that have already been obtained and are in full force and effect and (ii) those for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)
The execution, delivery and performance by such Loan Party of this Amendment do not (i) contravene the terms of its Organization Documents or (ii) violate any Law.
5.
Representations and Warranties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) as of such earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default. The undersigned Loan Parties further acknowledge and agree that, as of the date hereof, the Outstanding Amount of the Revolving Loans and L/C Obligations constitute valid and subsisting obligations of such Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.
6.
No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.
7.
Reaffirmation of Security Interests and Guarantees. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees

3

13568377v7

that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents. Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

8.
Exiting Lenders. Each Person executing this Amendment under the heading “Exiting Lenders” on the signature pages hereto, in its capacity as a Lender under the Credit Agreement (each, an “Exiting Lender”), is signing this Amendment for the purposes of assigning all of its Revolving Commitment outstanding Revolving Loans to one or more Lenders (that are not Exiting Lenders) as described in the following sentence. Upon giving effect to this Amendment, (i) each Exiting Lender’s Revolving Commitment and outstanding Revolving Loans shall be fully assigned to one or more Lenders (that are not Exiting Lenders), in each case so that, after giving effect to such assignments, such Lenders shall have Revolving Commitments and Applicable Percentages as set forth on Schedule 2.01 attached hereto, (ii) such Exiting Lender shall cease to be a Lender under the Credit Agreement, (iii) no Exiting Lender shall have any rights, obligations or duties as a Lender under the Credit Agreement or any other Loan Document, except for any right, obligation or duty which by the express terms of the Credit Agreement or any other Loan Document would survive termination of the Credit Agreement or such other Loan Document, and (iv) the Loan Parties shall have no obligations or liabilities to any Exiting Lender, except for obligations or liabilities which by the express terms of the Credit Agreement or any other Loan Document would survive termination of the Credit Agreement or such other Loan Document. Such assignments shall be deemed to be made in accordance with Section 11.06 of the Credit Agreement.
9.
New Lenders.
(a)
Each Lender party hereto that is not a party to the Credit Agreement as in effect immediately prior to the First Amendment Effective Date (collectively, the “New Lenders” and each a “New Lender”) hereby (i) agrees to provide Commitments and Loans in the amount and of the class set forth beside its name on Schedule 2.01 attached hereto and (ii) agrees that the initial Applicable Percentage of such New Lender shall be as set forth on such Schedule.
(b)
Each New Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments and Loans, shall have the obligations of a Lender thereunder,

(iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and Loans and either it, or the Person exercising discretion in making its decision to provide its Commitments and Loans, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or

(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Commitments and Loans, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide its Commitments and Loans, and (vii) if it is a Foreign Lender, attached hereto is any

4

13568377v7

documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender.

(c)
Each New Lender agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(d)
The Loan Parties agree that, as of the First Amendment Effective Date, each New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents,

(ii) be a “Lender” with respect to its Loans and Commitments for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of such a Lender under the Credit Agreement and the other Loan Documents.

10.
Post-Closing Requirement. Within sixty (60) days (or such later date as the Administrative Agent may agree in its sole discretion) of the First Amendment Effective Date, the Loan Parties shall execute and/or deliver such amendments to Mortgages, endorsements to title insurance policies and opinions of counsel as may be reasonably requested by the Administrative Agent to account for the modifications to the Credit Agreement effected by this Amendment.
11.
Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
12.
GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
13.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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5

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

13568377v7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS: HECLA MINING COMPANY,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Sr. Vice President & CFO

HECLA LIMITED,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

HECLA ALASKA LLC,

a Delaware limited liability company

By: Hecla Mining Company, its Managing Member

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Sr. Vice President & CFO

HECLA JUNEAU MINING COMPANY,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

HECLA GREENS CREEK MINING COMPANY,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

13568377v7

GUARANTORS: HECLA QUEBEC INC./HECLA QUÉBEC INC.,

a Canadian corporation

By: /s/ Michael L. Clary Name: Michael L. Clary Title: President & Assistant Secretary

HECLA ADMIRALTY COMPANY,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

KLONDEX HOLDINGS (USA) INC.,

a Nevada corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

KLONDEX GOLD & SILVER MINING COMPANY,

a Nevada corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

KLONDEX MIDAS HOLDINGS LIMITED,

a Nevada corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

KLONDEX AURORA MINE INC.,

a Nevada corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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KLONDEX HOLLISTER MINE INC.,

a Nevada corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

KLONDEX MIDAS OPERATIONS INC.,

a Nevada corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

HECLA SILVER VALLEY, INC.,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

MINES MANAGEMENT, INC.,

an Idaho corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

NEWHI, INC.,

a Washington corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

MONTANORE MINERALS CORP.,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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SILVER HUNTER MINING COMPANY,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

RIO GRANDE SILVER, INC.,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

HECLA MC SUBSIDIARY, LLC,

a Delaware limited liability company

By: Rio Grande Silver, Inc. its Sole Managing Member

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

HECLA MONTANA, INC.,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: CFO

REVETT SILVER COMPANY,

a Montana corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: CFO

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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BURKE TRADING, INC.,

a Delaware corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

TROY MINE INC.,

a Montana corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

RC RESOURCES, INC.,

a Montana corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

REVETT EXPLORATION, INC.,

a Montana corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

REVETT HOLDINGS, INC.,

a Montana corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

ALEXCO RESOURCE CORP.,

a British Columbia corporation

By: /s/ Russell D. Lawlar Name: Russell D. Lawlar Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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ADMINISTRATIVE

AGENT: BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Don B. Pinzon Name: Don B. Pinzon

Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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LENDERS: BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swingline Lender

By: /s/ Daryl K. Hogge Name: Daryl K. Hogge

Title: Senior Vice President

ROYAL BANK OF CANADA,

as a Lender

By: /s/ Stam Founfoulakis Name: Stam Founfoulakis

Title: Authorized Signatory

BANK OF MONTREAL,

as a Lender

By: /s/ Grace Chan Name: Grace Chan

Title: Vice President, Corporate Banking on behalf of Chicago Branch

NATIONAL BANK OF CANADA,

as a Lender

By: /s/ Allan Fordyce Name: Allan Fordyce

Title: Managing Director

By: /s/ David Torrey Name: David Torrey

Title: Managing Director & Head

CANADIAN IMPERIAL BANK OF COMMERCE,

as a Lender

By: /s/ Mark Saraiva Name: Mark Saraiva

Title: Executive Director

By: /s/ Peter Yoo Name: Peter Yoo

Title: Director

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

as a Lender

By: /s/ Tinu Oshun Name: Tinu Oshun

Title: Authorized Signatory

UBS AG, STAMFORD BRANCH,

as a Lender

By: /s/ Muhammed Afzal Name: Muhammad Afzal

Title: Director

By: /s/ Peter Hazoglou Name: Peter Hazoglou

Title: Director

THE BANK OF NOVA SCOTIA,

as a Lender

By: /s/ Kurt Foellmer Name: Kurt Foellmer

Title: Director

By: /s/ Lavinia Ban Name: Lavinia Ban

Title: Associate Director

JPMORGAN CHASE BANK, N.A.,

as a Lender

By: /s/ James Shender Name: James Shender

Title: Executive Director

FIRST AMENDMENT TO CREDIT AGREEMENT

HECLA MINING COMPANY

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ING CAPITAL LLC,

as a Lender

By: /s/ Remco Meeuwis Name: Remco Meeuwis

Title: Director

By: /s/ Remko van de Water Name: Remko van de Water

Title: Managing Director

MORGAN STANLEY SENIOR FUNDING, INC.,

as a Lender

By: /s/ Michael King Name: Michael King

Title: Vice President

ANNEX A

Amended Credit Agreement [See attached]

ANNEX A

Published CUSIP Numbers:

Deal: 42270KAD2

Revolver: 42270KAE0

CREDIT AGREEMENT

Dated as of July 21, 2022,

as amended by the FIRST AMENDMENT TO CREDIT AGREEMENT, Dated as of the First Amendment Effective Date,

among

HECLA MINING COMPANY,

as the Parent,

CERTAIN SUBSIDIARIES OF THE PARENT PARTY HERETO,

as Borrowers or Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and L/C Issuer,

and

THE LENDERS PARTY HERETO BOFA SECURITIES, INC.,

as Sole Lead Arranger and Sole Bookrunner

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TABLE OF CONTENTS

Page

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 6

1.01
Defined Terms 6
1.02
Other Interpretive Provisions 44
1.03
Accounting Terms 45
1.04
Rounding 46
1.05
Times of Day 46
1.06
Letter of Credit Amounts 46
1.07
UCC Terms 46
1.08
Rates 47
1.09
Alternative L/C Currencies 47

1.10 Quebec Interpretation 47

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 48

2.01
Loans 48
2.02
Borrowings, Conversions and Continuations of Loans 48
2.03
Letters of Credit 50
2.04
Swingline Loans 59
2.05
Prepayments 62
2.06
Termination or Reduction of Commitments 63
2.07
Repayment of Loans 64
2.08
Interest and Default Rate 64
2.09
Fees 65
2.10
Computation of Interest and Fees; Retroactive Adjustments of

Applicable Margin 66

2.11
Evidence of Debt 66
2.12
Payments Generally; Administrative Agent’s Clawback 67
2.13
Sharing of Payments by Lenders 69
2.14
Cash Collateral 69
2.15
Defaulting Lenders 70
2.16
Incremental Facility Loans 73
2.17
Extension of Maturity Date 75

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 76

3.01
Taxes 76
3.02
Illegality 80
3.03
Inability to Determine Rates 80
3.04
Increased Costs 82
3.05
Compensation for Losses 84
3.06
Mitigation Obligations; Replacement of Lenders 84
3.07
Survival 85

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 85

4.01
Conditions of Initial Credit Extension. 85
4.02
Conditions to all Credit Extensions 87

ARTICLE V REPRESENTATIONS AND WARRANTIES 87

5.01
Organization; Powers 88

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5.02
Authorization; Enforceability 88
5.03
Governmental Approvals; No Conflicts 88
5.04
Financial Condition; No Material Adverse Effect 88
5.05
Properties 89
5.06
Litigation 89
5.07
Compliance with Laws and Agreements 89
5.08
Investment Company Status 90
5.09
Taxes 90
5.10
ERISA Compliance 90
5.11
Insurance 90
5.12
Margin Regulations 90
5.13
Subsidiaries; Equity Interests 91
5.14
Anti-Corruption Laws and Sanctions 91
5.15
Accuracy of Information 91
5.16
Collateral Documents 91
5.17
Solvency, etc 92
5.18
Real Property 92
5.19
[Reserved.] 92
5.20
Labor Matters 92
5.21
Subordinated Debt 93
5.22
[Reserved.] 93
5.23
[Reserved.] 93
5.24
Immunity 93
5.25
Pari Passu 93
5.26
[Reserved] 93
5.27
Environmental Matters 93
5.28
Condition of Business Operations 94
5.29
Mining Rights 94
5.30
Greens Creek Mine 94

ARTICLE VI AFFIRMATIVE COVENANTS 95

6.01
Financial Statements; Other Information 95
6.02
Taxes 98
6.03
Existence; Conduct of Business; Governmental Approvals 99
6.04
Payment of Obligations 99
6.05
Maintenance of Properties; Insurance 99
6.06
Books and Records; Inspection Rights 100
6.07
Compliance with Laws 100
6.08
Use of Proceeds and Letter of Credit 100
6.09
Further Assurances 101
6.10
Pari Passu 102
6.11
Material Subsidiaries 102
6.12
Maintenance of Mining Rights 102
6.13
Arm’s-Length Transactions 103
6.14
Environmental Law 103
6.15
Issuance of Subordinated Debt; Status of Obligations as Senior

Indebtedness, etc 103

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6.16
Post-Closing Matters 104

ARTICLE VII NEGATIVE COVENANTS 104

7.01
Financial Covenants 104
7.02
Indebtedness 104
7.03
Liens 108
7.04
Fundamental Changes 110
7.05
Dispositions of Property 110
7.06
Investments, Loans, Advances, Guarantees and Acquisitions 111
7.07
Swap Contracts 113
7.08
Restricted Payments 113
7.09
Transactions with Affiliates 115
7.10
Changes in Nature of Business 115
7.11
Restrictive Agreements 115
7.12
Restriction of Amendments to Certain Documents 116
7.13
Changes in Fiscal Periods 117
7.14
Payments of Restricted Indebtedness 117
7.15
Use of Proceeds 118
7.16
Issuance of Equity Interests 118
7.17
Sale and Leaseback 118
7.18
Restrictions on the Greens Creek Group 119

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 120

8.01
Events of Default 120
8.02
Remedies upon Event of Default 123
8.03
Application of Funds 123

ARTICLE IX ADMINISTRATIVE AGENT 125

9.01
Appointment and Authority 125
9.02
Rights as a Lender 125
9.03
Exculpatory Provisions 126
9.04
Reliance by Administrative Agent 127
9.05
Delegation of Duties 127
9.06
Resignation of Administrative Agent 127
9.07
Non-Reliance on Administrative Agent and Other Lenders 129
9.08
No Other Duties, Etc 130
9.09
Administrative Agent May File Proofs of Claim; Credit Bidding 130
9.10
Collateral and Guaranty Matters 131
9.11
Secured Cash Management Agreements and Secured Hedge Agreements 132
9.12
Certain ERISA Matters 132
9.13
Recovery of Erroneous 133

ARTICLE X CONTINUING GUARANTY 134

10.01
Guaranty 134
10.02
Rights of Lenders 134
10.03
Certain Waivers 134
10.04
Obligations Independent 135
10.05
Subrogation 135

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10.06
Termination; Reinstatement 135
10.07
Stay of Acceleration 135
10.08
Condition of Borrowers 136
10.09
Appointment of Company 136
10.10
Right of Contribution 136
10.11
Keepwell 136

ARTICLE XI MISCELLANEOUS 137

11.01
Amendments, Etc 137
11.02
Notices; Effectiveness; Electronic Communications 139
11.03
No Waiver; Cumulative Remedies; Enforcement 141
11.04
Expenses; Indemnity; Damage Waiver 142
11.05
Payments Set Aside 144
11.06
Successors and Assigns 144
11.07
Treatment of Certain Information; Confidentiality 148
11.08
Right of Setoff 150
11.09
Interest Rate Limitation 150
11.10
Integration; Effectiveness 151
11.11
Survival of Representations and Warranties 151
11.12
Severability 151
11.13
Replacement of Lenders 151
11.14
Governing Law; Jurisdiction; Etc 152
11.15
Waiver of Jury Trial 153
11.16
[Reserved.] 154
11.17
No Advisory or Fiduciary Responsibility 154
11.18
Electronic Execution; Electronic Records; Counterparts 154
11.19
USA Patriot Act Notice 155
11.20
Acknowledgement and Consent to Bail-In of Affected Financial

Institutions 156

11.21
Concerning Joint and Several Liability of the Borrowers 156
11.22
Acknowledgement Regarding Any Supported QFCs 157

SCHEDULES

Schedule 1.01 Existing Letters of Credit

Schedule 2.01 Initial Commitments and Applicable Percentages Schedule 2.03 Letter of Credit Commitments

Schedule 5.06 Litigation

Schedule 5.13 Subsidiaries

Schedule 5.18 Real Property

Schedule 7.02 Existing Indebtedness

Schedule 7.03 Existing Liens

Schedule 7.06 Existing Investments Schedule 11.02 Certain Addresses for Notices

EXHIBITS

Exhibit 1.01 Form of Secured Party Designation Notice

Exhibit 2.02 Form of Loan Notice

Exhibit 2.03 Form of Letter of Credit Report

Exhibit 2.04 Form of Swingline Loan Notice

Exhibit 2.05 Form of Notice of Loan Prepayment

Exhibit 2.11(a) Form of Note

Exhibit 3.01 Forms of U.S. Tax Compliance Certificates

Exhibit 6.01 Form of Compliance Certificate

Exhibit 6.09 Form of Joinder Agreement

Exhibit 11.06(b) Form of Assignment and Assumption Exhibit 11.06(b)(iv) Form of Administrative Questionnaire

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of July 21, 2022, among HECLA MINING COMPANY, a Delaware corporation (the “Parent”), HECLA LIMITED, a Delaware corporation (“Hecla Limited”), HECLA ALASKA LLC, a Delaware limited liability company (“Hecla Alaska”), HECLA GREENS CREEK MINING COMPANY, a Delaware corporation (“Hecla Greens Creek”), HECLA JUNEAU MINING COMPANY, a Delaware corporation (“Hecla Juneau”, and together with the Parent, Hecla Limited, Hecla Alaska and Hecla Greens Creek, each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (as hereinafter defined) have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties.

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01
Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below: “Acceptable Credit Rating” means, in the case of Moody’s, a rating of A3 or better; in the case of

S&P, a rating of A- or better; or in the case of Fitch, a rating of A- or better.

“Accumulated Excess Cash Flow” has the meaning specified in the definition of “Funds Available for Restricted Payments”.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of more than 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Commitment Lender” has the meaning specified in Section 2.17(d).

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Parent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, relative to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly,

(a)
to vote 10% or more of the Equity Interests (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or
(b)
to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is

$225,000,000.

“Agreement” means this Credit Agreement.

“Alternative L/C Currency” means Canadian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided that for each Alternative L/C Currency, such requested currency is readily available, freely transferable and convertible into Dollars in the international interbank market available to the L/C Issuer and Administrative Agent in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Alternative L/C Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the L/C Issuer, (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent is no longer readily calculable with respect to such currency, (iii) providing such currency is impracticable for the L/C Issuer or (d) such currency is no longer a currency in which the L/C Issuer is willing to issue Letters of Credit, such country’s currency shall no longer be an Alternative L/C Currency.

“Anniversary Date” has the meaning specified in Section 2.17(a).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction applicable to the Parent, the Borrowers or the Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.16. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable.

“Applicable Margin” means, for any day, the rate per annum set forth below opposite the applicable Pricing Level then in effect (based on the Consolidated Net Leverage Ratio):

Pricing Level	Consolidated Net Leverage Ratio	Term SOFR Loans & Letter of Credit Fee	Base Rate Loans	Commitment Fee
1	< 1.00:1	2.00%	1.00%	0.45000%
2	≥ 1.00:1 but < 2.00:1	2.25%	1.25%	0.50625%
3	≥ 2.00:1 but < 3.00:1	2.50%	1.50%	0.56250%
4	≥ 3.00:1 but < 3.50:1	3.00%	2.00%	0.67500%
5	≥ 3.50:1	3.50%	2.50%	0.78750%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.01(c), then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Margin shall apply.

Notwithstanding anything to the contrary contained in this definition, (i) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10(b) and (ii) the initial Applicable Margin shall be set at Pricing Level 4 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the first Fiscal Quarter to occur following the First Amendment Effective Date to the Administrative Agent. Any adjustment in the Applicable Margin shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Aurizon” means Hecla Quebec Inc./Hecla Québec Inc., a British Columbia corporation.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Facility, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of

(a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Loan Party incurs or otherwise has any obligation or liability.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Canadian AML Acts” means applicable Canadian Law regarding anti-money laundering, anti- terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Dollar” and “C$” mean lawful money of Canada.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent, including Capital Lease Obligations, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) from proceeds arising from a Disposition of assets permitted under Section 7.05 (other than a Disposition of inventory in the ordinary course of business).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casa Berardi Demand Note” means, collectively, the demand notes evidencing intercompany indebtedness owed to Parent by Aurizon, which notes are in form and substance reasonably satisfactory to the Administrative Agent.

“Casa Berardi Mine” means the 69 mining claims and 2 mining leases owned by Aurizon as of the Closing Date that constitute or are directly or indirectly related to the mine commonly known as the “Casa

Berardi Mine” located in the Abitibi region of the Province of Quebec, Canada that is owned and operated by Aurizon and the immovable properties related thereto.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as Collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalent Investments” means:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States or Canada), in each case maturing within one year from the date of acquisition thereof;
(b)
commercial paper maturing not more than 270 days from the date of issue, which is issued by:
(i)
a corporation (other than an Affiliate of any Loan Party) organized under the laws of any State of the United States or of the District of Columbia or any Province of Canada and rated A-1 or higher by S&P, P-1 or higher by Moody’s, or F1 or higher from Fitch, or
(ii)
any Lender (or its holding company);
(c)
any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after its date of issuance, which is issued by:
(i)
any bank organized under the laws of the United States or Canada (or any State or Province thereof) and which has (x) a credit rating of A2 or higher from Moody’s, A or higher from S&P or A or higher from Fitch and (y) a combined capital and surplus greater than $500,000,000, or
(ii)
any Lender;
(d)
any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which:
(i)
is secured by a fully perfected security interest in any obligation of the type described in clause (a), and
(ii)
has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; and
(e)
money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and

(iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, interstate depository network services, merchant processing services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Control” means

(a)
at any time, any Person or Persons acting in concert, shall become the “beneficial holder” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act1934), directly or indirectly, of Voting Securities of the Parent representing more than 50% of the issued and outstanding Voting Securities of the Parent on a fully diluted basis;
(b)
during any period of 24 consecutive months commencing on or after the Closing Date, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Parent then in office;
(c)
the occurrence of any “Change in Control” (or similar term) under (and as defined in) any Subordinated Debt Document or Designated Preferred Stock Document or the Senior Notes Documents or the documents evidencing Indebtedness incurred under Section 7.02(u) (including in any document evidencing the Refinancing thereof); or
(d)
the failure of the Parent at any time to directly or indirectly own beneficially and of record on a fully diluted basis 100% of the outstanding Equity Interests of each other Borrower and each Guarantor, such Equity Interests to be held free and clear of all Liens (other than Permitted Liens).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means July 21, 2022.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to all property of the Parent and the Greens Creek Group related to the Greens Creek Mine with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages and other security documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 6.09 or any of the Loan Documents.

“Commitment” means a Revolving Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.01.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any applicable period, the sum of:

(a)
Consolidated Net Income (exclusive of all amounts in respect of any gains and losses realized from Dispositions other than inventory Disposed of in the ordinary course of business),

plus

(b)
to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (i) amounts attributable to amortization and depreciation of assets, (ii) income tax expense, (iii) Consolidated Interest Expense, (iv) non-cash charges (other than write-downs of accounts receivable) and (v) fees and expenses paid in respect of Permitted Acquisitions (whether or not consummated) not to exceed $25,000,000 in the aggregate during such period, minus

(c)
to the extent added in determining Consolidated Net Income, the sum, without duplication, of (i) interest income paid during such period to the Parent and its Subsidiaries, (ii) non-cash gains, (iii) the income of any Person (other than a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions, (iv) the income of any Subsidiary of the Parent (other than any Borrower or any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under the Loan Documents) or requirement of Law applicable to such Subsidiary, or the Organization Documents of such Subsidiary (v) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Parent or any of the Parent’s Subsidiaries and (vi) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, minus

(d)
the amount of all cash payments made in such period to the extent that such payments relate to a non-cash charge incurred in a previous period that was added back in determining Consolidated EBITDA hereunder pursuant to the preceding clause (b)(iv).

Notwithstanding anything herein to the contrary, for the three Fiscal Quarters following any Permitted Acquisition, Consolidated EBITDA shall be determined for purposes of Section 7.01 on a pro forma basis consistent with the calculations made in accordance with clause (c)(ii) of the definition of “Permitted Acquisition”, but using actual results for each Fiscal Quarter ended after such Permitted Acquisition on an annualized basis.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any applicable period, calculated in accordance with Section 1.03, the aggregate interest expense of the Parent and its Subsidiaries for such applicable period, and shall include (i) the portion of any payments made in respect of Capital Lease Obligations allocable to interest expense and (ii) dividends declared on Designated Preferred Stock (except to the extent payable in additional shares of Designated Preferred Stock or shares of the Parent’s common stock).

“Consolidated Net Income” means, for any period, calculated in accordance with Section 1.03, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Parent for such period.

“Consolidated Net Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of:

(a)
(i) Consolidated Total Debt outstanding on the last day of such Fiscal Quarter (calculated without giving effect to any reclamation related bonds), less (ii) the amount of unencumbered cash (subject only to Permitted Encumbrances described in clause (a) of the definition thereof and Permitted Liens described in clauses (a) or (f) of Section 7.03 shall be considered unencumbered cash) then held by the Parent and its Subsidiaries, to
(b)
Consolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Consolidated Secured Debt” means, at any time, the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries secured by Liens on any Property of any Loan Party (exclusive of Senior Notes Indebtedness secured on a first-priority basis by any restricted cash and Cash Equivalent Investment deposit in an amount not exceeding the amount of such restricted cash and Cash Equivalent Investment deposit).

“Consolidated Senior Secured Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Secured Debt outstanding on the last day of such Fiscal Quarter to (b) Consolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Consolidated Total Debt” means, at any time, the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries of the type referred to in clauses (a), (b), (c), (e), (f) (other than Earn-out Obligations (A) that have not been reduced to a fixed amount or (B) to the extent such obligations may, in accordance with their terms, be satisfied at the sole option of the obligor thereof at any time regardless of the happening of any event by the delivery of Equity Interests (other than Redeemable Capital Securities) of the Parent), (g) and (h), in each case, of the definition of “Indebtedness” (exclusive of (i) Indebtedness secured on a first-priority basis by any restricted cash deposit in an amount not exceeding the amount of such restricted cash deposit, (ii) Senior Notes Indebtedness secured on a first-priority basis by any restricted Cash Equivalent Investment deposit in an amount not exceeding the amount of such restricted Cash Equivalent Investment deposit and (iii) to the extent constituting Indebtedness, Designated Preferred Stock) and any Contingent Liability (including for the benefit of third parties) in respect of any of the foregoing.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person or is liable to maintain the solvency or any balance sheet item, level of income or financial condition of any other Person for the purpose of assuring a creditor against loss. The amount of any Person’s obligation under any Contingent Liability shall (subject, however, to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Parent, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Deemed Year” has the meaning specified in Section 2.08(d).

“Designated Preferred Stock” means preferred stock of the Parent (a) which does not require any scheduled redemption within one year following the Maturity Date, nor is redeemable, in whole or in part, at the option of the holder thereof (b) with respect to which dividends may not be declared, paid or funds set aside for payment thereof following the occurrence and during the continuance of a Default and (c) either contains (i) terms that are not more onerous on the Parent than the terms of its Series B Preferred Stock or (ii) covenants, redemption events, redemption provisions and other terms that are, in the reasonable judgment of the Administrative Agent, customary for comparable issuances of preferred stock.

“Designated Preferred Stock Documents” means, collectively, the certificate of designations, purchase agreements and other instruments and agreements evidencing the terms of Designated Preferred Stock, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.12.

“Disposition”, with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” have meanings correlative thereto.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in an Alternative L/C Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative L/C Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion). Any determination by the Administrative Agent or the L/C Issuer pursuant to clause (b) above shall be conclusive absent manifest error.

“Domestic Subsidiary” means any Subsidiary of the Parent organized under the Laws of any jurisdiction within the United States.

“Earn-out Obligations” has the meaning specified in the definition of “Indebtedness”.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section

11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means all Applicable Law relating in any way to the environment, preservation or reclamation of natural resources, the management, storage, transport, recycling, Release or threatened Release of any Hazardous Material, or to industrial hygiene and protection of public health and safety.

“Environmental Liability” means, with respect to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law,

(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,

(c)
exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the determination that any Pension Plan, is considered an at-risk plan or that any Multiemployer Plan, is endangered or is in critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA, as applicable; (c) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums not yet due; (d) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (e) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by any Borrower or any ERISA Affiliate that would be treated as a withdrawal from a Pension Plan under Section 4062(d) of ERISA; (f) the partial or complete withdrawal by any Borrower or any ERISA Affiliate from any Multiemployer Plan or a notification that a Multiemployer Plan is insolvent; or (g) the taking of any action to terminate any Pension Plan or Multiemployer Plan under Section 4041 or 4041A of ERISA, as applicable.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any Fiscal Quarter, the excess (if any), of:

(a)
Consolidated EBITDA for such Fiscal Quarter; minus
(b)
the sum (for such Fiscal Quarter) of (A) Consolidated Interest Expense actually paid in cash by the Parent and its Subsidiaries plus (B) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding (x) any such payments to the extent financed through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 or financed through the issuance of Equity Interests otherwise permitted under this Agreement (other than issuances to the Parent or any Subsidiary) or financed through the proceeds of a Disposition of assets (other than inventory Disposed of in the ordinary course of business otherwise permitted under this Agreement) and (y) Indebtedness that has been paid but may be reborrowed on a revolving credit basis plus (C) all income Taxes actually paid in cash by the Parent and its Subsidiaries plus (D) Capital Expenditures paid in cash (excluding, however, Capital Expenditures financed with the proceeds of Indebtedness (other than the Obligations), issuances of Equity Interests (other than issuances to the Parent or any Subsidiary), casualty proceeds or other proceeds which are not included in Consolidated EBITDA) plus (E) reclamation expenses actually paid in cash by the Parent and its Subsidiaries (excluding, however, reclamation expenses financed with the proceeds of insurance) plus (F) fees and expenses in respect of any Permitted Acquisition to the extent added to Consolidated Net Income when determining Consolidated EBITDA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Restricted Payments” means (a) Restricted Payments made to a Loan Party pursuant to clauses (a), (b) or (d)(i) of Section 7.08, and (b) Restricted Payments made pursuant to clauses (f) or (j) of Section 7.08.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempt Information” has the meaning specified in Section 5.15.

“Existing Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of July 16, 2018, by and among the Borrowers, the lenders party thereto and the Bank of Nova Scotia, as administrative agent.

“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01.

“Existing Maturity Date” has the meaning specified in Section 2.17(a).

“Extended Revolving Commitment” means any class of Revolving Commitments the maturity of which shall have been extended pursuant to Section 2.17.

“Extending Lender” has the meaning specified in Section 2.17(e).

“Facility” means the Revolving Facility and shall include any Incremental Revolving Loans.

“Facility Termination Date” means the date as of which all of the following shall have occurred:

(a) all Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards

Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the letter agreement, dated March 28, 2024, between the Parent and the Arranger.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent.

“First Amendment Effective Date” means May 3, 2024.

“Fiscal Quarter” means a three-month period ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., “the 2021 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fitch” means Fitch, Inc. or any successor by merger or consolidation to its business.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Insurance Laws” means, collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert–Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and

(b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means each Subsidiary of the Parent that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender,

(a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Rules” means the requirements relating to the minimum required contributions (including any installment payments) to Pension Plans and Multiemployer Plans, as applicable, and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Funds Available for Restricted Payments” means, for any date of determination, the result of:

(a)
the sum of (x) the aggregate of the Excess Cash Flow for each Fiscal Quarter ended prior to such date of determination but after December 31, 2021, plus (y) $273,949,000 (such sum is referred to as “Accumulated Excess Cash Flow”);

minus

(b)
the amount of Accumulated Excess Cash Flow applied to (i) Restricted Payments (other than Excluded Restricted Payments) on or after December 31, 2021 or (ii) Investments pursuant to Section 7.06(p) after the Closing Date;

plus

(c)
the aggregate amount of net cash proceeds from the issuance of common stock of the Parent on or after December 31, 2021 to be applied to fund Restricted Payments (excluding any amount otherwise applied).

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Approval” shall mean any approval, action, order, authorization, consent, right, franchise, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority, including those necessary for all stages of exploring for Minerals and for developing, maintaining and operating Mining Properties.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Greens Creek Demand Note” means, collectively, the demand notes evidencing intercompany Indebtedness owed to the Parent or Hecla Admiralty by the other Borrowers or Hecla Admiralty (or any one or more of them), which notes are each in form and substance reasonably satisfactory to the Administrative Agent and pledged to the Administrative Agent pursuant to the Security Agreement.

“Greens Creek Group” means, collectively, Hecla Alaska, Hecla Greens Creek, Hecla Juneau, Hecla Admiralty and the Greens Creek Joint Venture and any other Subsidiary of the Parent that directly or indirectly owns any interest in the Greens Creek Mine or any Equity Interest in any such Subsidiary.

“Greens Creek Joint Venture” means the joint venture among Hecla Alaska, Hecla Greens Creek and Hecla Juneau, as governed by the terms of the Greens Creek Joint Venture Agreement.

“Greens Creek Joint Venture Agreement” means the Restated Mining Venture Agreement, dated as of May 6, 1994, by and among Hecla Greens Creek, Hecla Alaska and Hecla Juneau, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Greens Creek Letter Agreement” means that certain letter agreement dated as of the Closing Date, between the Administrative Agent and the Parent, Hecla Alaska, Hecla Greens Creek and Hecla Juneau, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Greens Creek Manager” means Hecla Greens Creek, or any successor manager appointed under the Greens Creek Joint Venture Agreement.

“Greens Creek Mine” means the mine located on Admiralty Island, near Juneau, Alaska, that is owned and operated pursuant to the Greens Creek Joint Venture Agreement by Hecla Alaska, Hecla Greens Creek and Hecla Juneau.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing, or having the economic effect of guaranteeing, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means, collectively, (a) the Subsidiaries of the Parent identified as a “Guarantor” on the signature pages hereto and as may from time to time become parties to this Agreement pursuant to Section 6.09, (b) Aurizon and (c) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, each Borrower.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.09.

“Hazardous Materials” means (a) any substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances”, “contaminants”, “pollutants” or any other formulation intended to define, list or classify substances by reason of adverse effects on the environment or deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or “TLCP” toxicity or “EP” toxicity; (b) any oil, petroleum or petroleum-derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; or (d) any asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“HazMat Indemnity Agreement” means that certain Hazardous Materials Undertaking and Unsecured Indemnity, dated as of the Closing Date, executed jointly and severally by the Parent, Hecla Greens Creek, Hecla Juneau and Hecla Alaska in favor of the Administrative Agent.

“Hecla Admiralty” means Hecla Admiralty Company, a Delaware corporation.

“Hecla Alaska” has the meaning specified in the introductory paragraph hereto.

“Hecla Greens Creek” has the meaning specified in the introductory paragraph hereto.

“Hecla Juneau” has the meaning specified in the introductory paragraph hereto.

“Hecla Limited” has the meaning specified in the introductory paragraph hereto.

“Hecla Mine Plan” means, with respect to all operating mines controlled by the Parent (including any of its Subsidiaries), a life of mine plan prepared by the Parent setting forth on a consolidated basis and separately with respect to each mine, inter alia, annual operating, capital and exploration budgets; proposed construction, development, operation and closing of such mines and any rehabilitation or reclamation work related thereto; exploitation, treatment, production, marketing and sale of all metals recovered from such mines; and all administrative, technical, financial and commercial activities related thereto, which life of mine plan shall be in the form of an interactive electronic model and otherwise in form and substance reasonably satisfactory to the Administrative Agent. The Hecla Mine Plan shall be updated annually and delivered to the Administrative Agent, in each case in accordance with Section 6.01(k)(ii).

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Swap Contracts.

“Immaterial Subsidiary” means, on any date, a Subsidiary of the Parent which (a) was not designated as a “Material Subsidiary” on Schedule 5.13 or (b) is notified to the Lenders as being an “Immaterial Subsidiary” pursuant to a certificate executed by a Responsible Officer of the Parent certifying to each of the items set forth in the immediately succeeding proviso; provided that a Subsidiary shall not be an Immaterial Subsidiary if (i) its assets exceeded $2,000,000 as of the last day of the most recently completed Fiscal Quarter, (ii) its revenues exceeded $1,000,000 for the most recently completed Fiscal Quarter, (iii) the assets of all Immaterial Subsidiaries exceeded $10,000,000 as of the last day of the most recently completed Fiscal Quarter, (iv) the aggregate revenue of all Immaterial Subsidiaries exceeded

$2,000,000 for the most recently completed Fiscal Quarter or (v) the Parent or any Material Subsidiary is providing any credit support for, or a guarantee of, any obligations of such Subsidiary; provided, further, that in the event all Subsidiaries otherwise designated as Immaterial Subsidiaries by the Parent should not be Immaterial Subsidiaries as a result of clause (iii) or (iv) of the immediately preceding proviso and the Parent has not designated which Subsidiaries (or Subsidiary) should no longer constitute Immaterial Subsidiaries pursuant to the Compliance Certificate most recently delivered pursuant to Section 6.01(c) or notice delivered pursuant to Section 6.11, the Administrative Agent may designate which Subsidiaries (or Subsidiary) no longer constitute Immaterial Subsidiaries. In no event shall Hecla Limited, any Person in the Greens Creek Group nor any Person directly or indirectly holding Equity Interests in the Greens Creek Group or Aurizon, be an Immaterial Subsidiary.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Parent:

(a)
which is of a “going concern” or similar nature;
(b)
which relates to the limited scope of examination of matters relevant to such financial statement not customarily contained in such opinion or certificate;
(c)
which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a Default; or
(d)
which, to the extent the Parent shall be subject to the provisions of Sarbanes Oxley and the rules and regulations of the SEC promulgated thereunder, relates to an attestation report of such independent public accountant as to the Parent’s internal controls over financial reporting pursuant to Section 404 of Sarbanes-Oxley, except to the extent any such qualification or exception

(i) is permitted under rules or regulations promulgated by the SEC or the Public Company

Accounting Oversight Board, (ii) does not, in the reasonable judgment of the Administrative Agent, create a reasonable doubt as to the accuracy of any item or items in the financial statements furnished by the Parent that, if corrected, would cause a Default or (iii) is otherwise acceptable to the Required Lenders

“Incremental Facility Amendment” has the meaning specified in Section 2.16.

“Incremental Request” has the meaning specified in Section 2.16.

“Incremental Revolving Commitments” has the meaning specified in Section 2.16.

“Incremental Revolving Loans” has the meaning specified in Section 2.16.

“Indebtedness” of any Person means, without duplication:

(a)
all obligations of such Person for borrowed money or advances or borrowed metals and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including Subordinated Debt, performance bonds and reclamation bonds;
(b)
all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;
(c)
all Capital Lease Liabilities of such Person;
(d)
for purposes of the definition of “Material Indebtedness” only, all other items which, in accordance with GAAP, would be included as indebtedness on the liabilities side on the balance sheet of such Person as of the date at which Indebtedness is to be determined;
(e)
net Hedging Obligations (provided that, solely for purposes of calculating Consolidated Net Leverage Ratio and the Consolidated Senior Secured Leverage Ratio, the amount of any Hedging Obligations shall be the negative mark-to-market amounts (on a net basis) of Hedging Obligations for which an early termination event has occurred and the Parent or a Subsidiary thereof is the defaulting party or an affected party) of such Person;
(f)
whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), including obligations of such Person (“Earn-out Obligations”) in respect of “earn-outs” or other similar contingent payments (whether based on revenue or otherwise) arising from the acquisition of a business or line of business pursuant to a Permitted Acquisition and payable to the seller or sellers thereof, and (ii) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(g)
obligations arising under Synthetic Leases;
(h)
the stated liquidation value of Redeemable Capital Securities of such Person; and
(i)
all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and

(b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07(a).

“Interco Subordination Agreement” means that certain Interco Subordination Agreement, dated as of the Closing Date, executed and delivered by two or more Loan Parties pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice; provided that:

(a)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)
no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, evidences of Indebtedness or other securities of, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, and any purchase or other acquisition (in one transaction or a series of transactions)

of any assets of any other Person constituting a business unit; provided that the endorsement of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 6.09 executed and delivered in accordance with the provisions of Section 6.09.

“Klondex Aurora” means, Klondex Aurora Mine Inc., a Nevada corporation.

“Klondex Demand Note” means, collectively, the demand notes evidencing intercompany Indebtedness owed to the Parent, Klondex Mines Unlimited Liability Company or any Klondex Group member or by the other Borrowers (or any one or more of them), which notes are each in form and substance reasonably satisfactory to the Administrative Agent.

“Klondex Gold” means, Klondex Gold and Silver Mining Co., a Nevada corporation.

“Klondex Group” means, collectively, Klondex Holdings, Klondex Gold, Klondex Midas Limited, Klondex Midas Operations, Klondex Aurora and Klondex Hollister.

“Klondex Holdings” means, Klondex Holdings (USA) Inc., a Nevada corporation.

“Klondex Hollister” means, Klondex Hollister Mine Inc., a Nevada corporation.

“Klondex Midas Limited” means, Klondex Midas Holdings Limited, a Nevada corporation.

“Klondex Midas Operations” means, Klondex Midas Operations Inc., a Nevada corporation.

“Land Exchange Agreement” means the Land Exchange Agreement, dated as of December 14, 1994, between Hecla Greens Creek and the United States, by and through the U.S. Department of Agriculture Forest Service, as amended or otherwise modified from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.03. The Letter of Credit Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Parent, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means with respect to a particular Letter of Credit, (a) Bank of America or Bank of Montreal in its capacity as issuer of such Letter of Credit, or any successor issuer thereof. The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lender Parties” and “Lender Recipient Parties” mean collectively, the Lenders, the Swingline Lender and the L/C Issuer.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Parent and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.03(l).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit 2.03 or any other form approved by the Administrative Agent

“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Facility; provided that the L/C Issuer’s Letter of Credit Sublimit shall not exceed its L/C Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge, assignment, deposit arrangement or security interest in, on or of such asset, or other preference, priority or security agreement, whether or not filed, recorded or perfected under Applicable Law; and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset (including any encumbrance arising with respect to any mineral royalty or similar obligation).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan or a Swingline Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents, each Incremental Facility Amendment, the Fee Letter, the HazMat Indemnity Agreement, the Greens Creek Letter Agreement, the Disclosure Letter, each subordination or intercreditor agreement and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided that “Loan Documents” shall specifically exclude Secured Hedge Agreements and any Secured Cash Management Agreements.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Lucky Friday Mine” means the deep underground silver, lead and zinc mine located in the Coeur d’Alene Mining District in northern Idaho one-quarter mile east of Mullan, Idaho, and that is owned and operated by Hecla Limited.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations, assets, liabilities, condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document or (d) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Domestic Subsidiary” means each Material Subsidiary that is not a Foreign Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Contracts, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent and its Subsidiaries in respect of any Swap Contract at any time shall be the maximum aggregate amount (after giving effect to legally enforceable netting obligations) that the Parent or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Subsidiary” means, on any date, a Subsidiary of the Parent which is not (i) an Immaterial Subsidiary, (ii) Hecla Charitable Foundation, (iii) Middle Buttes Partners Ltd., or (iv) any other Borrower.

“Maturity Date” means the later of (i) July 21, 2028 and (ii) if maturity is extended pursuant to Section 2.17, such extended maturity date as determined pursuant to such Section 2.17; provided, however, if the Successful New Senior Notes Issuance and the Senior Notes Refinancing has not occurred prior to August 15, 2027, the Maturity Date shall be automatically accelerated to August 15, 2027; provided, further, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minerals” means Primary Minerals and Other Minerals.

“Mineral Processing Operations” means the preparation, crushing, grinding, refining, processing and transportation of Minerals, including Minerals that are purchased by any of the Loan Parties pursuant to a Mineral Purchase Agreement or other similar contract, for sale by such Person to third party purchasers.

“Mineral Processing Plant” means, collectively, each facility located at or near the Greens Creek Mine or the Casa Berardi Mine, and all real and personal property of Greens Creek Group or Aurizon owned, leased or otherwise used in connection with the Mineral Processing Operations conducted by any of them at such facilities, including all permits and other Approvals, any and all rail lines, roads, easements and other real property rights of ingress and egress related thereto

“Mineral Properties” means Mining Rights; the Properties now or hereafter combined or unitized with Mining Rights; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Mining Rights or the production, sale, purchase, exchange or processing of Minerals from or attributable to such Mining Rights; all Minerals in and under and which may be produced and saved or attributable to the Mining Rights, the lands covered thereby and all Minerals in storage and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Mining Rights; all tenements, profits á prendre, hereditaments, appurtenances and Properties in anyway appertaining, belonging, affixed or incidental to the Mining Rights, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Mining Rights or Property, and including any and all mines, portals, associated beneficiation facilities, together with all plant sites, waste dumps, crushing circuits, abandoned heaps, preparation plants, wash plants, conveyor systems, loadout facilities, power supply systems, facilities, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, surface leases, rights-of-way, easements and servitudes and all ancillary and infrastructure, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Mineral Purchase Agreement” means each contract or agreement between any Loan Party and any other Person for the purchase of Minerals by such Loan Party from such Person.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Mining Rights” means all interests in the surface of any lands, the Minerals in (or that may be extracted from) any lands, all royalty agreements, entitlements, water rights, patented mining claims, unpatented mining claims, millsite claims, fee interests, mineral leases, mining leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, easements, inurements, licenses and other rights and interests used by or necessary (x) for the Greens Creek Joint Venture to operate the Greens Creek Mine, (y) to operate the Casa Berardi Mine or (z) to the Parent and its Subsidiaries in the conduct of their present and future mining of metals and minerals, including precious stones, and related Mineral Processing Operations (as well as prospecting, exploration and development efforts in connection therewith).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means each of the fee mortgage, deed of trust, deed and other similar security document executed by a Loan Party that purports to grant a Lien to the Administrative Agent (or its trustee) for the benefit of the Secured Parties in any Mortgaged Properties.

“Mortgaged Property” means any owned property of a member of the Green Creek Group subject to a Mortgage.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.17(b).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Non-Recourse Debt” means Indebtedness of a Subsidiary:

(a)
except with respect to Section 7.02(o), as to which neither the Parent nor any other Loan Party (other than, (X) in the case of Section 7.02(k) only, the Subsidiaries acquired pursuant to the applicable Permitted Acquisition and (Y) in the case of Section 7.02(x) only, Aurizon) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise;
(b)
except with respect to Section 7.02(o), as to which such Subsidiary is a Person with respect to which neither the Parent nor any other Loan Party (other than, (X) in the case of Section 7.02(k) only, the Subsidiaries acquired pursuant to the applicable Permitted Acquisition and (Y) in the case of Section 7.02(x) only, Aurizon) has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results;
(c)
for purposes of Section 7.02(o) only, as to which no member of the Greens Creek Group or Aurizon (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and
(d)
for purposes of Section 7.02(o) only, as to which no member of the Greens Creek Group or Aurizon has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results.

“Note” has the meaning specified in Section 2.11(a).

“Notice Date” has the meaning specified in Section 2.17(b).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non- U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Minerals” means all minerals other than Primary Minerals, whether or not similar to Primary Minerals or found or produced in association with Primary Minerals, including all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits; whether solid, liquid or gaseous; whether organic or inorganic, metallic or nonmetallic, hydrocarbonaceous or non- hydrocarbonaceous; including rock, gravel, sand, methane, water, and geothermal steam, geothermal heat and geothermal resources.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of thereof occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” means an Acquisition, whether of Equity Interests, assets or otherwise, by the Parent or any Subsidiary of the Parent, in which the following conditions are satisfied:

(a)
immediately before and after giving effect to such Acquisition no Default shall have occurred and be continuing or would result therefrom;
(b)
if the consideration for such Acquisition is not comprised solely of Equity Interests (other than Redeemable Capital Securities) of the Parent (or of proceeds of any such Equity Interests that are issued pursuant to a substantially concurrent transaction), (i) in the case of an Acquisition of a Person or its Equity Interests, such Person becomes a Subsidiary of the Parent as a result of such Acquisition, and, in the case of an Acquisition of assets, such Acquisition results in the Parent acquiring a controlling interest in such assets, and (ii) the Parent shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such Acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to the consummation of such Acquisition and all transactions related thereto (including all Indebtedness that would be assumed or incurred as a result thereof but excluding giving effect to any assets or property not so acquired or to the extent it is intended to be subsequently sold by the Parent or any Subsidiary) and evidencing compliance with the covenants set forth in Section 7.01 and certifying as to the satisfaction of the conditions set forth in the preceding clauses of this definition; provided, however, that, notwithstanding anything herein to the contrary, when determining compliance with the covenants set forth in Section 7.01 for purposes of this definition, (x) any non-recurring and one- time expenses included in the results of operations of the business being acquired, taking into account standard industry exploration, development and production spending patterns, may be excluded from the calculations required by this clause (c) for any period prior to the date of the consummation of such Acquisition and (y) any projected increase or decrease in operating, exploration or other costs of the Parent and its Subsidiaries, any other projected cost savings and efficiencies, as a result of such Acquisition shall be included in the calculations required by this clause (c), in each case under clause (ii), in form and substance reasonably satisfactory to the Administrative Agent (without duplication);

(c)
promptly after the public disclosure of any proposed Permitted Acquisition, in the case of any Acquisition of any Person, assets, business or line of business, the consideration (including cash and non-cash, actual or contingent and assumed Indebtedness) for which exceeds

$100,000,000, the Parent shall have furnished the Administrative Agent with (x) historical financial statements for the last Fiscal Year (or, if less, the period since formation relative to such Person, assets, business or line of business (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (y) a reasonably detailed description of all material information relating thereto and copies of all material documentation relating thereto and copies of all material documentation pertaining to such transaction and (z) all such other material information and data relating to such transaction or the Person, assets, business or line of business to be acquired, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(d)
the portion of the aggregate consideration paid or delivered by the Parent or any Subsidiary for such Acquisition (including Indebtedness to be assumed in connection with such Acquisition but excluding common stock of the Parent) that is attributable to Investments in Persons that do not become Loan Parties or Domestic Subsidiaries are treated, at the time of such Acquisition, as Investments in such Person pursuant to Section 7.06 and are permitted to be made in accordance with the last paragraph of Section 7.06 at such time;
(e)
in such Acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;
(f)
the Person or business to be acquired shall be in a line of business permitted pursuant to Section 7.10;
(g)
any Material Subsidiary acquired pursuant to such Acquisition shall become a Guarantor; and
(h)
any such Acquisition for consideration (excluding Equity Interests issued by the Parent) in excess of $200,000,000 shall require the consent of the Required Lenders.

“Permitted Encumbrances” means:

(a)
Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;
(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;
(c)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; provided that no such deposit secures any

Indebtedness;
(d)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any of its Subsidiaries;
(e)
any interest or title of a lessor under any lease entered into by Parent or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased; and
(f)
in the case of any real property that is subject to a Mortgage, such items as are accepted by the Administrative Agent as exceptions to the lender’s title insurance policy issued with respect to such property and such Mortgage;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means, at any time, Liens in respect of property of the Parent or any Subsidiary permitted to exist at such time pursuant to the terms of Section 7.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, including a Pension Plan), maintained by, contributed to by or required to be contributed to by any Borrower or any ERISA Affiliate, or with respect to which any Borrower or ERISA Affiliate may have any liability.

“Platform” has the meaning specified in Section 6.01.

“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by the Parent.

“Pledged Stock” has the meaning specified in Section 5.16.

“Primary Minerals” means silver, including all existing and future silver veins, silver lodes and silver mineral deposits.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding

$10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Redeemable Capital Securities” means Equity Interests of the Parent or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, in whole or in part, (a) is or upon the happening of an event or passage of time matures or would be required to be redeemed or required to be repurchased (for consideration other than shares of common stock of the Parent) on or prior to the one-year anniversary of the Maturity Date (as such date may be extended or otherwise amended from time to time), except to the extent such mandatory redemption is required pursuant to a customary change of control provision which expressly provides that all indebtedness that may be required to be redeemed or prepaid on account of the relevant change of control shall have been redeemed or prepaid prior to any such redemption of Equity Interests, (b) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Parent) at any time prior to such date or (c) is convertible into or exchangeable for Indebtedness or other debt securities of the Parent or any of its Subsidiaries at any time prior to such anniversary.

“Refinancing” means, as to any Indebtedness, the incurrence of other Indebtedness to refinance such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied:

(a)
the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;
(b)
the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced;
(c)
the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced;
(d)
the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness);
(e)
the refinancing Indebtedness is subordinated to the Obligations to the same degree, if any, or to a greater degree as the Indebtedness being refinanced;
(f)
no material terms applicable to such refinancing Indebtedness or, if applicable, the related guarantees of such refinancing Indebtedness (including covenants, events of default, remedies, and acceleration rights) shall be more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced; and
(g)
Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that is not a Loan Party that refinances Indebtedness of a Loan Party.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release” means a “release”, as such term is defined in CERCLA.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans (other than Swingline Loans), a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(i).

“Resignation Effective Date” has the meaning set forth in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chief operating officer, president, or Financial Officer of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any of the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in such Person, as the case may be, or any similar payment to the direct or indirect holders of such Equity Interests, (ii) any redemption, prepayment, defeasance, repurchase, retirement or any other payment in respect of any Indebtedness of the Parent or any Subsidiary that is contractually subordinated to the Obligations (excluding any intercompany Indebtedness between or among the Parent and any of its Subsidiaries), (iii) any payment of management fees or similar fees by the Parent or any Subsidiary to any of its equityholders or any Affiliate thereof, and (iv) (x) any payment or other distribution by any Borrower under the Greens Creek Demand Note or Aurizon under the Casa Berardi Demand Note or any member of the Klondex Group under the Klondex Demand Note whether in cash, property or otherwise or (y) setting apart assets for any such purpose.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Revolving Commitments shall include any Incremental Revolving Commitments and any Extended Revolving Commitments.

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means the revolving credit facility described in Section 2.01(b).

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“San Juan Silver Mining Joint Venture” means the joint venture entered into pursuant to that certain Exploration, Development and Mine Operating Agreement dated February 21, 2008, among Rio Grande Silver, Inc., a Subsidiary, Emerald Mining & Leasing, LLC and Golden 8 Mining, LLC, regarding the exploration, evaluation and possible development and mining of mineral resources on certain properties located in Mineral County, Colorado, as amended to date.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, the Canadian government or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the Canadian government, the United Nations Security Council, the European Union, any European Member State or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party and any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract between any Loan Party and any of its Subsidiaries and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01.

“Security Agreement” means the Security and Pledge Agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each member of the Greens Creek Group.

“Senior Notes Documents” means each document evidencing the Senior Notes Indebtedness.

“Senior Notes Indebtedness” means the Indebtedness incurred under Section 7.02(s).

“Senior Notes Refinancing” means either (i) the repayment in full of the Senior Notes Indebtedness or (ii) the deposit of cash and Cash Equivalent Investments with the trustee for the Senior Notes Indebtedness in an amount, either in gross or after giving effect to any investment income, that is sufficient to repay in full the Senior Notes Indebtedness.

“Series B Preferred Stock” means the Parent’s Series B Cumulative Convertible Preferred Stock, par value $0.25 per share.

“Small Lot Repurchase Program” means the Parent’s program to redeem, purchase or acquire the common stock, par value $0.25 per share, of the Parent held by Persons which hold 10 shares or less of such common stock of the Parent.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% (10 basis points).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Streaming Transactions” means a contractual right to sell or purchase minerals (whether all or any portion thereof) produced at or from the Greens Creek Mine or the Lucky Friday Mine other than the right to sell or purchase the Primary Minerals for such applicable mine.

“Subordinated Debt” means unsecured Indebtedness which (a) is subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent, (b) does not require any scheduled repayment within one year following the Maturity Date, (c) has only cross acceleration rights

(and not cross default rights), (d) is subject to a customary standstill period with respect to enforcement of remedies and other lender rights of no less than 180 days, (e) is not subject to maintenance financial covenant requirements, (f) is subject to terms and provisions no more restrictive than those set forth in this Agreement and the other Loan Documents and (g) has other covenants, events of default, remedies, acceleration rights, redemption provisions and other terms that are reasonably satisfactory to the Required Lenders and that are set forth in Subordinated Debt Documents

“Subordinated Debt Documents” means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.12.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Successful New Senior Notes Issuance” means the incurrence of Indebtedness pursuant to Section 7.02(u) in an amount of not less than $400,000,000, the proceeds of which are used solely to Refinance in whole or in part the Senior Notes Indebtedness and to pay cost of issuance of such Indebtedness, including underwriter’s discount.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or any of its Subsidiaries shall be a Swap Contract.

“Swap Obligations” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Closing Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Borrowing of Swingline Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)
for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if Term SOFR determined in accordance with either of the foregoing clauses (a) or

(b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Exposure of such Lender at such time.

“Total Revolving Exposure” means, as to any Revolving Lender at any time, the unused Commitments and Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the Borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to any Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the Law in the country where such Lender or such parent company is subject to home jurisdiction, if Applicable Law requires that such appointment not be disclosed.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).

“Voting Securities” means, as to any Person, an Equity Interest in such Person having ordinary voting power with respect to the election of the board of directors or other governing body of such Person.

“Withholding Agent” means the Parent and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)
Except to the extent expressly provided in any other Loan Document, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)
Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03
Accounting Terms.
(a)
Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2021, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of any Loan Party or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to

(x) any election by the Parent to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25

(formerly known as FASB 159) or any similar accounting standard) or (y) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016–02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015.

(b)
Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)
Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by any Loan Party and its Subsidiaries that is consummated during any four Fiscal Quarter period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.01 and for purposes of determining the Applicable Margin, be given Pro Forma Effect as of the first day of such four Fiscal Quarter period.
1.04
Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05
Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06
Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07
UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08
Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.09
Alternative L/C Currencies.

The Parent may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative L/C Currency”. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, (i) the Administrative Agent shall so notify the Parent and (ii) such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances.

1.10 Quebec Interpretation.

For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property” and “Mining Rights” which are immovable real rights (or are deemed to be immovable real rights) under the laws of the Province of Quebec, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” , “reservation of ownership”, and a resolutory clause, (f) all references to filing, perfection, registering or recording under a Personal Property Security Act shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”,

(k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favour of Persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall include “holding title on behalf of an owner as mandatory or prête-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively.

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS

2.01
Loans.
(a)
[Reserved.]
(b)
Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any such Borrowing,

(i) the Total Revolving Outstandings shall not exceed the Revolving Facility and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, however, any Borrowings made on the Closing Date shall be made as Base Rate Loans.

2.02
Borrowings, Conversions and Continuations of Loans.
(a)
Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (B) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify

(I) the applicable Facility and whether such Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (V) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)
Advances. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date a Loan Notice with respect to a Borrowing of Revolving Loans is given by a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(c)
Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans.
(d)
Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.
(e)
Interest Periods. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.
(f)
Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Parent, the Administrative Agent and such Lender.
(g)
SOFR/Term SOFR. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent and the Lenders reasonably promptly after such amendment becomes effective.

(h)
Not Applicable to Swingline Loans. This Section 2.02 shall not apply to Swingline Loans.
2.03
Letters of Credit.
(a)
The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, each Borrower may request that the L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or Alternative L/C Currencies for its own account or the account of any of its Subsidiaries in such form as is acceptable to the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments; provided that any Letter of Credit issued in Canadian Dollars shall be issued by Bank of America in its capacity as an L/C Issuer.
(b)
Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.
(i)
To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the applicable Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with this Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the applicable Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by a Borrower to, or entered into by a Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)
If a Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of

Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the applicable Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, a Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that the L/C Issuer shall not (A) permit any such extension if (1) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non- Extension Notice Date from the Administrative Agent that the Lenders holding a majority of the Revolving Commitments have elected not to permit such extension or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or a Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c)
Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (w) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment, (x) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (y) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment and (z) the Total Revolving Exposure shall not exceed the Aggregate Revolving Commitments.
(i)
The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)
the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)
except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
(D)
any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(ii)
The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)
Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and

(ii) the date that is five (5) Business Days prior to the Maturity Date.

(e)
Participations.
(i)
By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.
(ii)
In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this clause

(e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligations to reimburse such L/C Disbursement.

(iii)
Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended (including pursuant to the operation of Sections 2.16 or 2.17), as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.
(iv)
If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e)(iv) shall be conclusive absent manifest error.
(f)
Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrowers receive notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section

2.02 or Section 2.04 that such payment be financed with a Borrowing of Revolving Loans that are Base Rate Loans or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly upon receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to

Section 2.03(e)(ii), subject to the amount of the unutilized portion of the aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)
Obligations Absolute. The Borrowers’ obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)
any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)
the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;
(v)
honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)
any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)
payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)
any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder; or
(ix)
any adverse change in the relevant exchange rates or in the availability of the relevant Alternative L/C Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally.
(h)
Examination. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with a Borrower’s instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(i)
Liability. None of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)
the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)
the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non- documentary condition in such Letter of Credit;
(iii)
the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)
this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of

(A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person,

(B) the L/C Issuer declining to take-up documents and make payment, (C) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following the Borrowers’ waiver of discrepancies with respect to such documents or request for honor of such documents or (E) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.

(j)
Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(k)
Benefits. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
(l)
Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and

(ii) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Lenders (other than Defaulting Lenders) holding a majority of the Revolving Commitments, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(m)
Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Parent and the L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth Business Day after the end of each March, June, September and December in the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(n)
Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrowers in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.
(o)
Interim Interest. If the L/C Issuer for any standby Letter of Credit shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrowers fail to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this subsection shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.03(f) to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment.
(p)
Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement between the Parent, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(m). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(q)
Cash Collateralization.
(i)
If any Event of Default shall occur and be continuing, on the Business Day that the Parent receives notice from the Administrative Agent or the Lenders holding a majority of the Revolving Commitments (or, if the maturity of the Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least a majority of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this subsection, the Borrowers shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.01(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. In addition, and without limiting the foregoing or Section 2.03(d), if any L/C Obligations remain outstanding after the expiration date specified in said Section 2.03(d), the Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
(ii)
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing a majority of the total L/C Obligations), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(r)
L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:
(i)
reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)
on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii)
on any Business Day on which the Borrowers fail to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)
on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and

(C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(s)
Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of a Borrower. Each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ businesses derive substantial benefits from the businesses of such Subsidiaries.
(t)
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04
Swingline Loans.
(a)
The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrowers (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the applicable Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that (i) after giving effect to any Swingline Loan,

(A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time,

(B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment and (C) the aggregate amount of all Swingline Loans outstanding shall not exceed the Swingline Commitment of the Swingline Lender, (ii) the Borrowers shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Margin. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swingline Loan.

(b)
Borrowing Procedures. Each Borrowing of Swingline Loans shall be made upon the applicable Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Swingline Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the second sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of its Swingline Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the Swingline Lender in immediately available funds.
(c)
Refinancing of Swingline Loans.
(i)
The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Parent with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar- denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(ii)
Notwithstanding anything to the contrary in the foregoing, if for any reason any Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i) (including, without limitation, the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the

Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)
If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c)(iii) shall be conclusive absent manifest error.
(iv)
Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swingline Loans, together with interest as provided herein.
(d)
Repayment of Participations.
(i)
At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.
(ii)
If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)
Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrowers for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.
(f)
Payments Directly to Swingline Lender. The Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
2.05
Prepayments.
(a)
Optional.
(i)
Revolving Loans. The Borrowers may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)
Swingline Loans. The Borrowers may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of

$100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)
Mandatory.
(i)
Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments at such time, the Borrowers shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments at such time.
(ii)
Application of Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06
Termination or Reduction of Commitments.
(a)
Optional. The Parent may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of

$10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Parent shall not terminate or reduce (A) the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit.

(b)
Mandatory. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Aggregate Revolving Commitments at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)
Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit

Sublimit, Swingline Sublimit or the Aggregate Revolving Commitments under this Section 2.06. Upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Percentage of such reduction. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07
Repayment of Loans.
(a)
Revolving Loans. The Borrowers shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
(b)
Swingline Loans. The Borrowers shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.
2.08
Interest and Default Rate.
(a)
Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan (other than a Swingline Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for the Revolving Facility. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)
Default Rate.
(i)
If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(ii)
If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iii)
Upon the request of the Required Lenders, while any Event of Default exists (including a payment default), all outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iv)
Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)
Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)
Interest Act (Canada). For purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “Deemed Year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the Deemed Year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.
2.09
Fees.

In addition to certain fees described in clauses (m) and (n) of Section 2.03:

(a)
Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Margin times the actual daily amount by which the Aggregate Revolving Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
(b)
Other Fees.
(i)
The Borrowers shall pay to the Administrative Agent and the Arranger for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)
The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10
Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.
(a)
Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)
Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Parent and its Subsidiaries or for any other reason, the Parent, or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrowers’ obligations under this clause

(b) shall survive the termination of all Commitments and the repayment of all other Obligations hereunder.

2.11
Evidence of Debt.
(a)
Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in the form of Exhibit 2.11(a) (a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)
Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12
Payments Generally; Administrative Agent’s Clawback.
(a)
General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.08(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)
Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section

2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s

Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)
Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13
Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)
if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub- participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this Section 2.13 shall not be construed to apply to

(A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14
Cash Collateral.
(a)
Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)
Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than Section 7.01(j), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non- interest-bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)
Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15
Defaulting Lenders.
(a)
Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section

11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Certain Fees.
(A)
Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)
Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)
Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non- Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and

(3) not be required to pay the remaining amount of any such fee.

(iv)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(v) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)
Defaulting Lender Cure. If the Parent, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from

Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)
New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.16
Incremental Facility Loans.

Subject to the terms and conditions set forth herein, the Parent shall have the right, from time to time and upon at least ten Business Days’ prior written notice to the Administrative Agent (an “Incremental Request”), to request to increase the Aggregate Revolving Commitments (the “Incremental Revolving Commitments”; and revolving loans made thereunder the “Incremental Revolving Loans”) subject, however, to satisfaction of the following conditions precedent:

(a)
the aggregate amount of all Incremental Revolving Commitments effected pursuant to this Section 2.16 after the First Amendment Effective Date shall not exceed

$75,000,000;

(b)
on the date on which any Incremental Facility Amendment is to become effective, both immediately prior to and immediately after giving effect to the incurrence of such Incremental Revolving Loans (assuming that the full amount of the Incremental Revolving Loans shall have been funded on such date) and any related transactions, no Default shall have occurred and be continuing;
(c)
after giving effect to the incurrence of such Incremental Revolving Loans (assuming the full amount of the Incremental Revolving Loans have been funded) and any related transactions, on a pro forma basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 7.01;
(d)
the representations and warranties set forth in Article V shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date on which such Incremental Facility Amendment is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date, except that for purposes of this Section 2.16, the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), as applicable, of Section 6.01;
(e)
such Incremental Facility Loans shall be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts as agreed by the Administrative Agent);
(f)
any Incremental Revolving Commitments shall be made on the same terms and provisions (other than upfront fees) as apply to the existing Revolving Commitments, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from the existing Revolving Facility;

(g)
the Administrative Agent shall have received additional commitments in a corresponding amount of such requested Incremental Revolving Loans from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional commitment);
(h)
the Administrative Agent shall have received customary closing certificates and legal opinions and all other documents (including resolutions of the board of directors or other governing body of the Loan Parties) it may reasonably request relating to the corporate or other necessary authority for such Incremental Revolving Loans and the validity of such Incremental Revolving Loans, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(i)
the Administrative Agent shall have received such amendments to the Collateral Documents (and any related modifications to title insurance policies) as the Administrative Agent reasonably requests to cause the Collateral Documents to secure the Obligations (in a manner consistent with the terms of the Loan Documents) after giving effect to such Incremental Revolving Loans;
(j)
the Administrative Agent shall have received all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation as required by Applicable Law and as reasonably required by the Administrative Agent; and
(k)
the Administrative Agent shall have received calculations in form and substance reasonably satisfactory to the Administrative Agent demonstrating that on a pro forma basis after giving effect to such Incremental Revolving Loans, the loan to value of the Collateral is equal to or less than 50% of the Aggregate Revolving Commitments based on an appraisal of the Collateral that is (i) dated no more than 18 months prior to the incurrence of such Incremental Revolving Loans, (ii) performed by a reputable third-party consultant engaged by the Administrative Agent that is reasonably acceptable to the Borrowers and (iii) based on the fair market value of the Collateral, which shall include both reserves and resources of the Greens Creek Mine, using market prices as shown by the Mean Bloomberg forward pricing curve at the time such appraisal. If the appraisal of the existing Collateral does not show a loan to value of 50% or less, the Borrowers shall execute a first priority security interest and deed of trust in additional mining assets which has been appraised within the parameters set forth in clauses (i), (ii) and (iii) above, together with such supporting documentation as the Administrative Agent may reasonably request, including title insurance policies and opinions of counsel. Any Incremental Facility Amendment shall include any amendments to the Collateral Documents as may be required to comply with this Section 2.16(k).

Any Incremental Revolving Commitments shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.16 (and subject to the limitations set forth in the immediately preceding paragraph), executed by the Loan Parties, the Administrative Agent and each Lender providing a portion of the Incremental Revolving Commitments, as applicable; which such amendment, when so executed, shall amend this Agreement as provided therein. Each Incremental Facility Amendment shall also require such amendments to the Loan Documents, and such other new Loan Documents, as the Administrative Agent reasonably deems necessary or appropriate to effect the modifications and credit extensions permitted by this Section 2.16. Neither any Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than the Lenders providing such Incremental Revolving Commitments, as applicable, and the Administrative Agent, in order to be effective. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth above and as such other conditions as requested by the Lenders under the Incremental Revolving Loans established in connection therewith.

Notwithstanding anything to the contrary contained herein, only three Incremental Facility Amendments may be effected during the term of this Agreement.

2.17
Extension of Maturity Date.
(a)
Requests for Extension. The Parent may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to any anniversary of the Closing Date (each, an “Anniversary Date”) request that the Lenders extend the Maturity Date of the Revolving Loans or Revolving Commitments then in effect hereunder (the “Existing Maturity Date”) for an additional year from the Existing Maturity Date. The Parent may extend the Maturity Date four times during the term of this Agreement..
(b)
Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 20 days prior to the applicable Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date)) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)
Notification by Administrative Agent. The Administrative Agent shall notify the Parent of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)
Additional Commitment Lenders. The Parent shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section

11.13; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the applicable Anniversary Date, undertake a Revolving Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Commitment shall be in addition to such Lender’s Revolving Commitment hereunder on such date).

(e)
Minimum Extension Requirement. If (and only if) the total of the Revolving Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of such Anniversary Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding

Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f)
Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrowers dated as of the applicable Anniversary Date signed by a Responsible Officer of the Borrowers (i) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, if already qualified as to materiality, in all respects) on and as of such Anniversary Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if already qualified as to materiality, in all respects) as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and

(b) of Section 6.01, as applicable, and (B) no Default exists or would result therefrom. In addition, on the Maturity Date of each Non-Extending Lender, the Borrower shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date.

(g)
Amendment; Sharing of Payments. In connection with any extension of the Maturity Date, the Borrower, the Administrative Agent and each Extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01
Taxes.
(a)
Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes the L/C Issuer.
(b)
Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)
Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Tax Indemnifications.

(i)
Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)
Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, the Administrative Agent against (A) any Indemnified Taxes attributable to such Lender, (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii).
(e)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Parent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Status of Lenders; Tax Documentation.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Parent or the Administrative Agent, any Lender shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Parent or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)
Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)
any Lender that is a U.S. Person shall deliver to the Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W–8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.01–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN–

E (or W–8BEN, as applicable); or

(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W– 8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax

Compliance Certificate substantially in the form of Exhibit 3.01–2 or Exhibit 3.01–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01–4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Parent or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent and the Administrative Agent in writing of its legal inability to do so.
(g)
Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)
Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02
Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Parent (through the Administrative Agent),

(i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03
Inability to Determine Rates.
(a)
If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section

3.03(b) or the Scheduled Unavailability Date has occurred (as applicable) or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Parent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period.

(b)
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent) that the Parent or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining one-month, three-month and six-month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one-month, three-month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one-month, three-month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Parent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Parent and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes,

(B)
Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and
(C)
Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Parent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05
Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)
any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or
(c)
any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Parent, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment

(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and

(ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)
Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Parent may replace such Lender in accordance with Section 11.13.

3.07
Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01
Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)
Execution of Loan Documents. The Administrative Agent shall have received counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.
(b)
Organization Documents, Resolutions, Etc. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, dated the Closing Date, certifying as to the Organization Documents of such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date acceptable to the Administrative Agent by such Governmental Authority), the resolutions of the governing body of such Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of such Loan Party. The Administrative Agent shall also have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(c)
Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
(d)
Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:
(i)
completed UCC financing statements (or equivalent) for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(ii)
all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person); and
(iii)
duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered Intellectual Property of the Loan Parties.
(e)
Real Property Collateral. With respect to the Greens Creek Mine, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)
a fully executed and notarized Mortgage encumbering the fee interest of the Greens Creek Group in such real property;
(ii)
if requested by the Administrative Agent, maps of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (iii) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company;
(iii)
an ALTA mortgagee title insurance policy issued by a title insurance company acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policy shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are requested by the Administrative Agent; and
(iv)
a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property and, if such real property is a Flood Hazard Property, (x) a notice to (and confirmation of receipt by) the Borrowers as to the existence of a special flood hazard and, if applicable, the availability of flood hazard insurance under the National Flood Insurance Program and (y) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise required by the Lenders.

(f)
Evidence of Insurance. The Administrative Agent shall have received of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including naming the Administrative Agent and its successors and assigns as additional insured (in the case of liability insurance) or loss payee (in the case of property insurance) on behalf of the Lenders.
(g)
Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Parent certifying that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied.
(h)
Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of the Parent and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.
(i)
KYC Information; Beneficial Ownership. Upon the reasonable request of any Lender, the Parent shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Canadian AML Acts, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(j)
Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.09.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02
Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties of each Loan Party contained in Article V or any other Loan Document or any document furnished at any time under or in connection herewith or therewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.04(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), as applicable, of Section 6.01.
(b)
Default. No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)
Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01
Organization; Powers.

Each of the Loan Parties is duly organized, validly existing and, to the extent such concept is relevant in the applicable jurisdiction, in good standing under the Laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and, to the extent such concept is relevant in the applicable jurisdiction, is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.02
Authorization; Enforceability.

The Transactions are within the corporate and limited liability company powers of the Loan Parties and have been duly authorized by all necessary corporate, limited liability company and, if required, stockholder action. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.03
Governmental Approvals; No Conflicts.

The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (i) such as have been obtained or made and are in full force and effect, (ii) filings to perfect the Mortgages and Liens created by the Collateral Documents and (iii) those for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) will not violate any Applicable Law or any Organization Document of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other Instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party (except for Liens under the Collateral Documents); except in each case referred to in clause (c), as would not reasonably be expected to have a Material Adverse Effect.

5.04
Financial Condition; No Material Adverse Effect.
(a)
The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income and cash flows (i) as of and for the Fiscal Year ended 2021, reported on by independent public accountants acceptable to the Administrative Agent and (ii) as of and for the Fiscal Quarter ended March 31, 2022. Such financial statements present fairly the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP except as otherwise expressly noted therein, and subject, in the case of unaudited financial statements, to the absence of footnotes and to year-end audit adjustments.
(b)
Neither the Parent nor any of its Subsidiaries, nor the Greens Creek Joint Venture, has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the most recent financial statements delivered to the Administrative Agent or in the notes thereto other than (i) those liabilities not required under GAAP to be provided for or disclosed in the most recently delivered financial statements or notes thereto, (ii) those liabilities that have been disclosed in public filings made with the SEC, (iii) liabilities in the ordinary course of business since the date of the most recently delivered financial statements and (iv) liabilities that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2023, and no other facts or circumstances exist that have had or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)
Except as disclosed in any SEC filings, all balance sheets, all statements of income and of cash flows and all other financial information of the Parent and its Subsidiaries furnished pursuant to Section 6.01 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements referred to in Section 5.04(a), and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.
5.05
Properties.
(a)
Each of the Parent and its Subsidiaries has (i) in the case of owned real property, good and marketable title to, (ii) in the case of owned personal property, good and valid title to and (iii) in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all its real and personal property necessary or used in the ordinary conduct of its business, except for defects in title that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, it is understood among the parties hereto that unpatented federal or state mining claim Mining Rights are subject to the paramount title of the United States or state respectively and that water rights are usufructuary and likewise subject to the paramount title of the United States or state administering such rights.
(b)
Each of the Parent and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, domain names and other intellectual property material to its business, and the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)
Without limiting the generality of the foregoing clause (a), all lands being mined by the Greens Creek Joint Venture (other than land not material to the Greens Creek Joint Venture’s production of metals) are (x) patented claims of the Greens Creek Joint Venture, (y) unpatented claims of the Greens Creek Joint Venture or (z) subject to the Land Exchange Agreement.
5.06
Litigation.

Except as disclosed in Schedule 5.06, the Parent has not received any service of process or any notice of any actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.

5.07
Compliance with Laws and Agreements.

Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Parent and its Subsidiaries is, to the best of its knowledge, in compliance in all material respects with all Applicable Law. Each of the Parent and its Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.

5.08
Investment Company Status.

Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

5.09
Taxes.

Each of the Parent and its Subsidiaries has timely filed or caused to be filed all federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all federal and other material Taxes required to have been paid by it, except Taxes (i) where the non-payment or failure to file of which would not reasonably be expected to have a Material Adverse Effect or (ii) that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves.

5.10
ERISA Compliance.

Each Plan is in compliance in all material respects with all applicable requirements of ERISA, the Code and other Applicable Laws, except as would not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Each Borrower and each ERISA Affiliate has complied with the Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding requirements under the Funding Rules has been applied for or obtained. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430 of the Code) is 60% or higher and no facts or circumstances exist that would reasonably be expected to cause the funding target attainment percentage to drop below such threshold as of the most recent valuation date. The Borrowers represent and warrant as of the Closing Date that the Borrowers are not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrowers’ entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

5.11
Insurance.

The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Parent, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent and its Subsidiaries operate. Each Loan Party maintains, if available, fully paid flood hazard insurance on any Flood Hazard Properties, on such terms and in such amounts as required by Flood Insurance Laws or as otherwise required by the Administrative Agent.

5.12
Margin Regulations.

No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U) or extending credit for the purpose of purchasing or carrying margin stock.

5.13
Subsidiaries; Equity Interests.
(a)
Set forth on Schedule 5.13, is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization and (ii) percentage of outstanding shares owned (directly or indirectly) by any Loan Party or any Subsidiary.
(b)
All of the outstanding Equity Interests in each member of the Greens Creek Group have been validly issued, and are fully-paid and non-assessable.
5.14
Anti-Corruption Laws and Sanctions.

The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in jurisdictions to which the Loan Parties or their Subsidiaries are subject and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. None of the Parent or any Subsidiary or their respective directors or officers or, to the knowledge of the Parent, any of their respective employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person. No Credit Extension or use of proceeds will at the time of funding violate Anti-Corruption Laws or applicable Sanctions.

5.15
Accuracy of Information.

Other than any projections, pro forma financial information, budgets, forward looking statements or information of a general industry or economic nature (collectively, “Exempt Information”), no statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contain as of the date such statement, information, document or certificate was so furnished (in each case, as modified or supplemented by other information so furnished), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made or information was provided. The Exempt Information is based upon good faith estimates and assumptions believed by management of the Parent to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that (i) the Exempt Information as it relates to future events is not to be viewed as fact, (ii) and the Exempt Information is subject to significant uncertainties and contingencies, many of which are beyond the control of any Loan Party, (iii) no assurance can be given that any projection contained in the Exempt Information will be realized and (iv) that actual results during the period or periods covered by the Exempt Information may differ from the projected results set forth therein by a material amount.

5.16
Collateral Documents.
(a)
Each of the Collateral Documents is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest on such rights, title or interest as such Loan Party shall from time to time have in the Collateral described therein and proceeds thereof. In the case of the Equity Interests pledged under the Security Agreement (the “Pledged Stock”), when the Administrative Agent obtains control of stock certificates representing the Pledged Stock, and in the case of the Collateral described in the Security Agreement, when financing statements and other filings in appropriate form are or have been filed in the appropriate offices, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, to the extent a security interest can be perfected by filing or other action required thereunder as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than the Pledged Stock with respect to which the Administrative Agent has control, Permitted Liens.

(b)
Upon the proper recordation thereof, each Mortgage will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, contains all remedies customarily afforded to a commercial lender in the jurisdiction in which the applicable Mortgaged Property is located, and when such Mortgage is or has been filed in the appropriate office, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such properties and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except for Permitted Liens). Notwithstanding the foregoing, it is understood that the Liens in unpatented federal or state mining claim Mining Rights are subject to the paramount title of the United States or state respectively and that water rights are usufructuary and likewise subject to the paramount title of the United States or state administering such rights.
5.17
Solvency, etc.

On the Closing Date, the Loan Parties, on a consolidated basis, are Solvent. As used in this Section, “Solvent” means, in each case on a consolidated basis of the Loan Parties, (a) the fair value of their assets is greater than the amount of their liabilities (including contingent liabilities), (b) the present fair salable value of their assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in the ordinary course of business and (e) it is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital. The amount of the “contingent liabilities” referenced in clause (a) and clause (c) at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

5.18
Real Property.

Set forth on Schedule 5.18 is a complete and accurate list, as of the Closing Date of the address and tax parcel number (if required to file a Mortgage against the relevant parcel) of each parcel of real property that (a) is owned or leased by any member of the Greens Creek Group or constitutes any portion of the Greens Creek Mine and (b) constitutes a portion of the Collateral, together with, in the case of any leased Mineral Property, the name of the lessor of such Mineral Property

5.19
[Reserved.]
5.20
Labor Matters.

There are no existing or, to the best of the Loan Parties’ knowledge, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.21
Subordinated Debt.

The subordination provisions of the Subordinated Debt (if any) are enforceable against the holders of the Subordinated Debt by the Administrative Agent and the Lenders. All Secured Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt (if any). The Parent acknowledges that the Administrative Agent and each Lender are entering into this Agreement and are extending the Commitments, making the Loans and issuing the Letters of Credit in reliance upon the subordination provisions of the Subordinated Debt (if any) and this Section 5.21.

5.22
[Reserved.]
5.23
[Reserved.]
5.24
Immunity.

Each Loan Party is subject to civil and commercial law with respect to its Obligations, and the execution, delivery and performance of the Loan Documents by each Loan Party constitute private and commercial acts rather than public or governmental acts. No Loan Party nor any of its Properties has any immunity in Canada or in any other jurisdiction from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process or remedy with respect to the Obligations or any of their other respective agreements under the Loan Documents.

5.25
Pari Passu.

The Obligations of each Loan Party are and will be direct, unconditional and unsubordinated obligations, and do rank and will rank at least pari passu with all other present and future senior unsecured and unsubordinated Indebtedness (except for obligations mandatorily preferred under Applicable Law), of such Loan Party.

5.26
[Reserved].
5.27
Environmental Matters.
(a)
All facilities and property (including Mineral Properties and underlying groundwater) owned or leased by any Loan Party or by the Greens Creek Joint Venture have been, and continue to be, owned or leased by such Loan Party or the Greens Creek Joint Venture in material compliance with all Environmental Laws, except as, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect;
(b)
there have been no past, and there are no pending or, to the Loan Parties’ knowledge, threatened written (i) claims, complaints, notices or requests for information received by any Loan Party or by the Greens Creek Joint Venture relative to any alleged violation of any Environmental Law that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect, or (ii) complaints, notices or inquiries to any Loan Party or the Greens Creek Joint Venture regarding potential liability under any Environmental Law, that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;
(c)
there have been no Releases of Hazardous Materials at, on, under or migrating from any Mineral Property or other Property now owned or leased by any Loan Party or by the

Greens Creek Joint Venture that have, or would reasonably be expected to have, a Material Adverse Effect;

(d)
the Loan Parties and the Greens Creek Joint Venture have been issued and are in compliance with all Governmental Approvals relating to environmental matters necessary for the operation of their business other than any non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and
(e)
the Loan Parties and the Greens Creek Joint Venture have not transported, sent or arranged for the transportation or disposal of any Hazardous Material in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect.
5.28
Condition of Business Operations.

During the period from and after December 31, 2021, (i) neither the business nor the operations of any Loan Party, the Greens Creek Joint Venture has been disrupted by any casualty, act of God or any other action, and (ii) no part of any mine, mill or tailings system or Mineral Processing Plant owned or operated by the Parent, by any of its Subsidiaries or by the Greens Creek Joint Venture has experienced any failure, which disruption or failure would reasonably be expected to result in a Material Adverse Effect; provided, however, that it is understood that the Klondex Group is winding down its mining operations as of the Closing Date.

5.29
Mining Rights.

Each of the Parent and its Subsidiaries and the Greens Creek Joint Venture has acquired all Mining Rights and Mineral Properties which are required in connection with the operation of its respective mines as they are operated (to the extent such mines remained owned by such Person), and has obtained such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities in connection with the operation of each mine, except for such Mining Rights or Mineral Properties or other surface and other rights, the lack of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. All such Mining Rights, Mineral Properties and other rights are sufficient in scope and substance for the operation of each mine owned or operated by Parent or any of its Subsidiaries as each such mine is operated; provided, however, that it is understood that the Klondex Group is winding down its mining operations as of the Closing Date.

5.30
Greens Creek Mine.

The Greens Creek Joint Venture Agreement is in full force and effect and no material default has occurred and is continuing thereunder. No transfer of rights and interests to the secured parties as a result of their exercise of rights and remedies under the Loan Documents would prohibit or limit the Greens Creek Joint Venture or the operation of the Greens Creek Mine under Applicable Law or, except as disclosed in any schedule hereto, prevent the Parent or any Subsidiary thereof in the Greens Creek Joint Venture from obtaining, amending, revising, renewing, or maintaining in good standing any Governmental Approvals necessary to conduct operations at the Greens Creek Mine; provided, however, that it is hereby acknowledged and agreed that the exercise of the Secured Parties’ rights and remedies may require amendments to, or reissuance of, Governmental Approvals necessary to operate the Greens Creek Mine.

5.31
Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Administrative Agent and the Lenders that until the Facility Termination Date:

6.01
Financial Statements; Other Information.

The Parent shall furnish to the Administrative Agent the information required to be delivered pursuant to Sections 3(d), 3(f) and 3(g) of the HazMat Indemnity Agreement on the terms set forth in therein and (y) furnish to the Administrative Agent and each Lender:

(a)
as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by a Financial Officer of the Parent (subject to normal year end audit adjustments);
(b)
as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Parent and its Subsidiaries, and the related consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent;
(c)
concurrently with the delivery of the financial information pursuant to clauses

(a) and (b), a Compliance Certificate, executed by a Financial Officer of the Parent, (i) showing compliance with the financial covenants set forth in Section 7.01, (ii) setting forth the Consolidated Net Leverage Ratio (for purposes of determining the Applicable Margin), (iii) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Parent or other Loan Party has taken or proposes to take with respect thereto), (iv) designating one or more of the Parent’s Subsidiaries as Material Subsidiaries if, in the absence of such designation, the aggregate assets or revenues of all Immaterial Subsidiaries of the Parent would exceed the aggregate amounts set forth in clauses

(iii) and (iv) of the first proviso to the definition of “Immaterial Subsidiary”, (v) certifying that the Subsidiaries of the Parent previously designated as Immaterial Subsidiaries remain Immaterial Subsidiaries as of the date thereof, (vi) updating the schedules of the Collateral Documents, as may be provided therein, and (vii) in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), the amount of Excess Cash Flow for such Fiscal Year (together with a detailed calculation thereof);

(d)
as soon as possible and in any event within three days after the Parent or any other Loan Party obtains knowledge of the occurrence of a Default, a statement of an Authorized

Officer of the Parent setting forth details of such Default and the action which the Parent or such Loan Party has taken and proposes to take with respect thereto;

(e)
promptly upon receipt, a copy of any notice of default or termination that any member of the Greens Creek Group receives from the landlord under any lease to which it is a party;
(f)
as soon as possible and in any event within five Business Days after the Parent or any other Loan Party obtains knowledge of the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy which could reasonably be expected to have a material adverse effect on the outcome of such litigation, action, proceeding or labor controversy and, to the extent the Administrative Agent requests, copies of all documentation relating thereto promptly upon receipt thereof;
(g)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be;
(h)
copies of all detailed financial and management reports submitted to any Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books of such Loan Party;
(i)
promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt or any Designated Preferred Stock Documents, copies of such notice or report;
(j)
promptly following receipt thereof by the Parent, (i) a copy of the quarterly progress reports on the operations of the Greens Creek Joint Venture, the Casa Berardi Mine, the Lucky Friday Mine and each other operating mine of the Parent and its Subsidiaries and quarterly supplemental financial data with respect to the Greens Creek Joint Venture, the Casa Berardi Mine, the Lucky Friday Mine and each other operating mine of the Parent and its Subsidiaries, for the immediately preceding calendar quarter and (ii) a copy of the unaudited balance sheet and the related statements of income and cash flow of the Greens Creek Joint Venture for each Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year;
(k)
as soon as available and, in any event, within:
(i)
fifty-five (55) days after the end of each Fiscal Year, updated capital, operating and exploration budgets of the Parent and its Material Subsidiaries, certified by a Responsible Officer of the Parent;
(ii)
one hundred (100) days after the end of each Fiscal Year, an updated Hecla Mine Plan, certified by a Responsible Officer of the Parent; and
(iii)
one hundred (100) days after the end of each Fiscal Year, updated mineral reserve statements for the Parent and its Subsidiaries, certified by a Responsible Officer of the Parent;
(l)
as soon as possible and in any event within three Business Days after the Parent or any other Loan Party obtains knowledge of the commencement of any suit, action or proceeding arising under any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect, or any other adverse claim asserted against any Loan Party or with respect to its properties which could reasonably be expected to result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(m)
promptly upon the occurrence of any material event relating to the Greens Creek Mine, the Lucky Friday Mine, the Casa Berardi Mine and each other operating mine of the Parent and its Subsidiaries, including any unscheduled shutdowns of, or disruptions to, the mining operations of the Greens Creek Mine, the Lucky Friday Mine, the Casa Berardi Mine and each other operating mine of the Parent and its Subsidiaries, notice thereof;
(n)
promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to, or as to compliance with, Laws relating to employee health and safety (including the Occupational Safety and Health Act, 29 U.S.C.A. § 651 et. seq. and the Federal Mine Safety and Health Act, 30 U.S.C.A. § 801 et. seq.), to the extent conditions described in such claims, complaints, notices and inquiries could reasonably be expected to result in a liability for the Parent and its Subsidiaries in an aggregate amount exceeding $2,500,000 and shall promptly resolve any material non-compliance with such Laws (except to the extent such non-compliance is being diligently contested in good faith) and keep its property free of any Lien imposed by such Law;
(o)
as soon as available and in any event within fifty-five (55) days after the end of each of the Fiscal Quarters of each Fiscal Year, reports with respect to all Swap Contracts entered into by Parent and its Subsidiaries as contemplated by this Agreement, which reports shall be in form and substance satisfactory to the Administrative Agent;
(p)
promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(q)
promptly upon the Parent or any Subsidiary of Parent obtaining knowledge thereof, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $12,500,000;
(r)
promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request;
(s)
upon the occurrence thereof, notice of the occurrence of a Successful New Senior Notes Issuance and the Senior Notes Refinancing; and
(t)
to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.01(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address specified pursuant to Section 11.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Parent shall notify the Administrative Agent and each Lender (by telecopy or e-mail) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents.

Except for the delivery of Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (i) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as the Parent is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.02
Taxes.

The Parent shall, and shall cause each of its Subsidiaries to, make payment (before the same become delinquent) of all Taxes imposed upon the Parent or its Subsidiaries or upon their property, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Parent or its Subsidiaries, as applicable.

6.03
Existence; Conduct of Business; Governmental Approvals.

The Parent shall, and shall cause each of its Material Subsidiaries to,

(a)
do, obtain and maintain, or cause to be done, obtained and maintained, all Governmental Approvals and other things necessary to preserve, renew and keep in full force and effect its legal existence and good standing in the relevant jurisdictions, and the rights, licenses, permits, privileges and franchises necessary or desirable in the conduct of its business and the business of the Greens Creek Joint Venture and Aurizon with respect to the Casa Berardi Mine, except where the failure to do so could not reasonably be expected to have either individually, or in the aggregate, a Material Adverse Effect; provided, however, that it is understood that the Klondex Group is winding down its mining operations as of the Closing Date;
(b)
comply with the terms of its Organization Documents;
(c)
observe all organizational formalities, including holding appropriate meetings or actions by written consent, as required by all Applicable Laws, except where the failure to observe such formalities would not cause a Material Adverse Effect;
(d)
maintain an arm’s-length relationship with its Affiliates and not hold itself out as being liable for the debts of any of its Affiliates (other than with respect to obligations expressly permitted hereunder); and
(e)
(i) keep its assets and its liabilities wholly separate from those of all other entities, including but not limited to its Affiliates, (ii) to maintain its assets and liabilities in such a manner that it is not materially costly or difficult to segregate, ascertain or otherwise identify the Subsidiary’s individual assets and liabilities from those of any other Person, and (iii) clearly indicate on its consolidated financial statements furnished pursuant to Section 6.01 that all of the interests in the Greens Creek Joint Venture held by the Greens Creek Group are held separate and apart from the assets of the Parent and the other Subsidiaries of the Parent;

provided that none of the foregoing terms of this Section 6.03 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.04.

6.04
Payment of Obligations.

The Parent shall, and shall cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.05
Maintenance of Properties; Insurance.
(a)
The Parent shall, and shall cause each of its Material Subsidiaries and the Greens Creek Joint Venture to, (i) except as permitted under Section 7.05 keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) maintain, with financially sound and reputable insurance companies, not Affiliates of the Parent, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(b)
The Parent shall cause each issuer of an insurance policy with respect to the Greens Creek Mine and any assets of any member of the Greens Creek Group or the Greens Creek Joint Venture to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as lenders’ loss payee, as its interests may appear, with respect to each policy of property or casualty insurance and naming the Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that thirty (30) Business Days’ notice shall be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and

(iii) reasonably acceptable in all other respects to the Administrative Agent.

(c)
If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Loan Parties shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. The Borrowers shall promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.
6.06
Books and Records; Inspection Rights.

The Parent shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that when a Default exists the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Parent at any time during normal business hours and without advance notice. All such inspections or audits by the Administrative Agent shall be at the Parent’s expense; provided that so long as no Default exists, the Parent shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once in each Fiscal Year. The Parent hereby authorizes and instructs its independent accountants to discuss the Parent’s affairs, finances and condition with the Administrative Agent and any Lender, at the Administrative Agent’s or such Lender’s request.

6.07
Compliance with Laws.

The Parent shall, and shall cause each of its Subsidiaries to, comply in all material respects with Applicable Law. The Parent shall maintain in effect and enforce policies and procedures reasonably intended to procure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.08
Use of Proceeds and Letter of Credit.

The proceeds of the Loans shall be used only for the purposes of (a) repaying any outstanding Obligations (as defined in the Existing Credit Agreement) on the Closing Date and (b) for the general working capital and corporate purposes of the Parent and its Subsidiaries. No part of the proceeds of any Loan or Letter of Credit shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X. Letters of Credit shall be issued only to support the general corporate purposes of the Parent and its Subsidiaries.

6.09
Further Assurances.
(a)
The Parent shall take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Secured Obligations are, except as otherwise provided in the Collateral Documents, (i) secured by first-priority, perfected Liens (subject only to Permitted Encumbrances) on substantially all of the property (real and otherwise), rights and other assets of the Greens Creek Group with respect to the Greens Creek Mine and the Greens Creek Joint Venture, including a collateral assignment of the Greens Creek Joint Venture Agreement, (ii) secured by all Equity Interests of each Person in the Greens Creek Group, and (iii) guaranteed by each Guarantor (including (A) upon the acquisition or creation thereof (or becoming a Material Domestic Subsidiary pursuant to the definition of “Immaterial Subsidiary”), any Material Domestic Subsidiary acquired or created (or becoming a Material Domestic Subsidiary) after the Closing Date), in each case as the Administrative Agent may determine, including (x) the execution and delivery of a Joinder Agreement and such other documentation as the Administrative Agent shall reasonably request in connection therewith, and the filing or recording of any of the foregoing and (y) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession. The Parent shall also have the right to add any Domestic Subsidiary or any Subsidiary formed under the Laws of any province in Canada as a Guarantor so long as such Subsidiary (w) executes and delivers such guaranties as the Administrative Agent may determine, (x) executes and delivers with respect to any Collateral, security agreements, pledge agreements, mortgages, collateral access agreements, financing statements and other documents, and files or records of any of the foregoing, as the Administrative Agent may determine, (y) delivers such certificated securities and other Collateral with respect to which perfection is obtained by possession and (z) provides information of the type identified in Section 4.01(b), (c) and (i).
(b)
With respect to any Mining Rights or Mineral Properties acquired after the Closing Date by any of the Greens Creek Group or any other Loan Party adjacent to, near or relating to the Greens Creek Mine, the applicable Loan Parties shall, not later than the end of the Fiscal Quarter in which such Property was acquired (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent for the benefit of the Secured Parties, covering such Property, (ii) if requested by the Administrative Agent, provide mortgagee’s title insurance policies, title reports or title opinions in favor of the Collateral Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers or title counsel, reasonably satisfactory to the Administrative Agent, relative to the Property purported to be covered by such Mortgage, that the interests created by each Mortgage constitute valid first- priority Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions and title opinions or reports relating to the matters described above, which opinions and reports shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, each member of the Greens Creek Group shall advise the Administrative Agent, within forty-five (45) days after each June 30 and ninety (90) days after each December 31 of each calendar year, as to any additional lands, unpatented mining claims, patented mining claims, leases, water rights or any other real property interests it has acquired during such preceding six-month period and shall, promptly thereafter, execute, acknowledge and deliver such other and further instruments and agreements necessary or desirable to include such interests and assets as a part of the Collateral.

(c)
If any additional Material Subsidiary of the Parent is formed or acquired (or any Immaterial Subsidiary becomes a Material Subsidiary pursuant to the definition of “Immaterial Subsidiary”) after the Closing Date, the Parent shall, within fifteen (15) Business Days (or such longer period as the Administrative Agent may agree) after such event, notify the Administrative Agent thereof.
(d)
The Parent shall furnish to the Administrative Agent at least thirty (30) days’ prior written notice of any change (i) in any Loan Party’s legal name (as set forth in its organization Documents), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number.
(e)
The Loan Parties shall notify the Administrative Agent at least thirty (30) days prior to altering the jurisdiction in which Collateral consisting of Inventory (as defined in the Security Agreement) is stored, and shall take all actions necessary to maintain the Secured Parties’ first-priority perfected security interest in such Collateral (including, as applicable, entering into a collateral access agreement.
6.10
Pari Passu.

The Parent shall take all actions to ensure that at all times the Obligations constitute unconditional general obligations of each Loan Party ranking at least pari passu in all respects with all present and future other senior unsecured and unsubordinated Indebtedness of such Loan Party (except for obligations mandatorily preferred under Applicable Law).

6.11
Material Subsidiaries.

In the event of a transfer of assets from the Parent or any of its Subsidiaries to an Immaterial Subsidiary, the Parent shall designate, in a notice to the Lenders, (i) such Immaterial Subsidiary as a Material Subsidiary (if such Subsidiary would be a Material Subsidiary (on a pro forma basis) as of the last day of the Fiscal Quarter during which such transfer occurs) and (ii) one or more of its other Subsidiaries as Material Subsidiaries if, in the absence of such designation, the aggregate assets or revenues of all Immaterial Subsidiaries of the Parent would exceed the aggregate amounts set forth in clauses (iii) and (iv) of the first proviso in the definition of “Immaterial Subsidiary”.

6.12
Maintenance of Mining Rights.

The Parent will, and will cause each of its Subsidiaries and the Greens Creek Joint Venture to, maintain all material Mining Rights which are required in connection with the operation of its mines as they are then operated, and will obtain such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with each mine as they are then operated; provided, however, that it is understood that the Klondex Group is winding down its mining operations as of the Closing Date. All such Mining Rights and other rights will be sufficient in scope and substance for the operation of each mine then owned or operated by Parent or any of its Subsidiaries or the Greens Creek Joint Venture as they are then operated.

6.13
Arm’s-Length Transactions.

The Parent and its Subsidiaries shall only sell silver, in the case of mineral sales from the Greens Creek Mine or Lucky Friday Mine, and gold, in the case of sales from the Casa Berardi Mine, to the Parent and its Subsidiaries on fair and reasonable prices and other terms that are no less favorable than could be obtained in an arm’s-length transaction with a Person that is not an Affiliate of the Parent or any of its Subsidiaries.

6.14
Environmental Law.

The Parent will, and will cause each of its Subsidiaries to:

(a)
use and operate all of its and their facilities and properties in compliance in all material respects with all Environmental Laws material to the operations of the Parent and its Subsidiaries, keep all necessary Governmental Approvals relating to environmental matters material to the operations of the Parent and its Subsidiaries in effect, and remain in material compliance therewith, and handle all Hazardous Materials in compliance in all material respects with all such Environmental Laws; and

etc.

(b)
promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and shall keep its property free of any Lien imposed by any Environmental Law.
6.15
Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness,

(a)
To the extent the Parent issues any Subordinated Debt, (i) the Parent shall have the power and authority to incur such Subordinated Debt as provided for under the Subordinated Debt Documents applicable thereto, and shall have duly authorized, executed and delivered the Subordinated Debt Documents applicable to such Subordinated Debt, (ii) the Parent shall issue, pursuant to such due authorization, such Subordinated Debt under the applicable Subordinated Debt Documents, and such Subordinated Debt Documents shall constitute the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms (except as such enforceability may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by principles of equity), and (iii) the subordination provisions of all such Subordinated Debt contained in the related Subordinated Debt Documents shall be enforceable against the holders of the Subordinated Debt by the holder of any “Senior Indebtedness” (as defined in such Subordinated Debt Documents) or such similar term as would refer to the Secured Obligations.
(b)
To the extent any Designated Preferred Stock is issued after the Closing Date, such Designated Preferred Stock shall contain provisions which prohibit the declaration, payment or setting aside of funds for payment of dividends on such Designated Preferred Stock following the occurrence and during the continuance of a Default, and the holder of any “Senior Indebtedness” (as defined in the applicable Designated Preferred Stock Documents) or such similar term as would refer to the Secured Obligations, shall be a third party beneficiary of such provisions.
(c)
All Obligations, including those to pay principal of and interest (including post- petition interest, whether or not allowed as a claim under Debtor Relief Laws) on the Loans and fees and expenses in connection therewith, constitute “Senior Indebtedness” (or such similar term in the Subordinated Debt Documents as would refer to the Secured Obligations), and all such Secured Obligations are entitled to benefit from the subordination provisions of the Subordinated Debt Documents.

6.16
Post-Closing Matters.

Within sixty (60) days following the Closing Date (or such later date as agreed by the Administrative Agent), the Loan Parties shall deliver control agreements with respect to the deposit and securities accounts of the Greens Creek Group, other than any such accounts that are used solely for payroll, payroll taxes, employee benefits or as escrow or trust accounts for the benefit of third parties.

ARTICLE VII NEGATIVE COVENANTS

Each of the Loan Parties covenants and agrees with the Administrative Agent and the Lenders that until the Facility Termination Date:

7.01
Financial Covenants.
(a)
Consolidated Senior Secured Leverage Ratio. The Loan Parties shall not permit the Consolidated Senior Secured Leverage Ratio, as of the last day of any Fiscal Quarter ending on or after the Closing Date, and calculated for the period of four consecutive Fiscal Quarters ending on such date, to be greater than 2.50:1.00.
(b)
Consolidated Net Leverage Ratio. The Loan Parties shall not permit the Consolidated Net Leverage Ratio, as of the last day of any Fiscal Quarter ending on or after the Closing Date, and calculated for the period of four consecutive Fiscal Quarters ending on such date, to be greater than 4.00:1.00.
(c)
Consolidated Interest Coverage Ratio. The Loan Parties shall not permit the Consolidated Interest Coverage Ratio, as of the last day of any Fiscal Quarter ending on or after the Closing Date, and calculated for the period of four consecutive Fiscal Quarters ending on such date, to be less than 3.00:1.00.
7.02
Indebtedness.

The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)
Indebtedness created under the Loan Documents;
(b)
Indebtedness existing as of the First Amendment Effective Date and set forth in Schedule 7.02, and any Refinancing of such Indebtedness;
(c)
Indebtedness of any Subsidiary (other than a Borrower or Hecla Admiralty) owing to the Parent or any other Subsidiary (but only a Guarantor if the Subsidiary owing such Indebtedness is a Guarantor);
(d)
Guarantees (i) by any Loan Party of Indebtedness otherwise permitted hereunder of any other Loan Party, (ii) by the Parent of Indebtedness of any Subsidiary that is not a Loan Party so long as such Indebtedness is permitted under clauses (e), (h), (i), and (m) of this Section 7.02, (iii) by any Subsidiary that is not a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party to the extent such Indebtedness is otherwise permitted hereunder, and (iv) by any member of the Greens Creek Group of Indebtedness of any member of the Greens Creek Group to the extent such other Indebtedness is otherwise permitted hereunder;
(e)
Indebtedness of the Parent and any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets of such Person, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Refinancings; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause(e) shall not exceed $100,000,000 at any time outstanding;
(f)
unsecured and secured (to the extent incurred under clause (g) of Section 7.03) Indebtedness in respect of performance bonds and reclamation bonds and cash deposits provided in the ordinary course of business; provided that (i) the aggregate amount of all such Indebtedness outstanding pursuant to this clause (f) shall not at any time exceed $250,000,000, (ii) notwithstanding clause (i), to the extent such Indebtedness is incurred in respect of performance bonds and reclamation bonds issued as a requirement of a Governmental Authority for the purpose of addressing an Environmental Liability, such Indebtedness shall not be limited, and

(iii) with respect to the Greens Creek Mine, the Lucky Friday Mine and the Casa Berardi Mine, Indebtedness under this clause (f) shall only be permitted to the extent (A) required by a Governmental Authority or a recognized Indian tribe with applicable jurisdiction and authority and (B) the Parent shall have provided to the Administrative Agent a written copy of each order or agreement imposing or increasing (or any other requirements in respect of) the amount of any such obligation after the Closing Date;

(g)
unsecured Indebtedness of any Loan Party owing to another Loan Party that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement (provided that no payment of principal or interest shall be made in respect of such Indebtedness if a Default or Event of Default has occurred and is then continuing or would result therefrom);
(h)
obligations (contingent or otherwise) of the Parent or any of its Subsidiaries existing or arising under any Swap Contract not prohibited under Section 7.07;
(i)
contingent liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with Acquisitions permitted under Section 7.04 and purchasers in connection with Dispositions permitted under Section 7.05;
(j)
unsecured Subordinated Debt of the Parent or any of its Subsidiaries (other than the other Borrowers and Hecla Admiralty) and/or Designated Preferred Stock of the Parent incurred pursuant to the terms of the Subordinated Debt Documents or Designated Preferred Stock Documents, as applicable, and Refinancings thereof (which continue to satisfy the terms of the definition of “Subordinated Debt” or “Designated Preferred Stock” as the case may be); provided that the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.01; and provided further that all Contingent Liabilities of the Loan Parties in respect of such Subordinated Debt shall be subordinated to the Obligations on substantially the same terms as the Subordinated Debt is subordinated to the Obligations;

(k)
Indebtedness acquired pursuant to a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in contemplation of such Acquisition, (ii) such Indebtedness is Non-Recourse Debt and (iii) that the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.01;
(l)
Indebtedness consisting of prepaid concentrate financing not to exceed

$80,000,000 at any time outstanding; provided that any Liens securing such Indebtedness shall only apply to the undelivered concentrate that has been prepaid;

(m)
Indebtedness consisting of Earn-out Obligations; provided that such Earn-out Obligations are unsecured;
(n)
Indebtedness consisting of Streaming Transactions with respect to the Greens Creek Mine and the Lucky Friday Mine; provided that (i) the aggregate principal amount of (A) all Streaming Transactions with respect to the Greens Creek Mine plus (B) all Streaming Transactions with respect to the Lucky Friday Mine that are secured by Liens does not exceed

$100,000,000 at any time outstanding and (ii) any Liens securing such Indebtedness with respect to any Streaming Transaction with respect to the Greens Creek Mine shall be subordinated to the Secured Obligations on terms acceptable to the Administrative Agent;

(o)
unsecured Indebtedness of the Parent or any Subsidiary; provided that (i) the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.01, and (ii) any such Indebtedness (together with any Guarantees thereof by a Parent or any Subsidiary) (A) shall be Non-Recourse Debt to any of the Greens Creek Group, Aurizon or any assets or property of any of the Greens Creek Group or Aurizon, (B) shall not be subject to financial covenants that are more restrictive on any Loan Party than the financial covenants contained herein, (C) does not have a scheduled final maturity prior to the Maturity Date and (D) does not have any scheduled amortization prior to the Maturity Date, and (E) is not redeemable, in whole or in part at the option of the holder thereof prior to the Maturity Date;
(p)
Indebtedness under the Greens Creek Demand Note, the Klondex Demand Note or the Casa Berardi Demand Note;
(q)
unsecured and secured Indebtedness (to the extent secured pursuant to Section 7.03(g)) in respect of obligations issued to Governmental Authorities, and payments of such obligations to Governmental Authorities, in connection with the ownership or operation of the properties of any Subsidiary; provided that Indebtedness under this clause shall only be permitted to the extent (i) such Indebtedness is accepted for obligations owed to a Governmental Authority with applicable jurisdiction and authority over the Parent or any of its Subsidiaries and (ii) the Parent shall have provided to the Administrative Agent a written copy of each order or agreement imposing or increasing (or any other requirements in respect of) the amount of any such obligation paid with such Indebtedness after the Closing Date;

(r)
[Reserved];
(s)
Indebtedness of the Parent outstanding on the Closing Date consisting of unsecured notes issued in one or more series from time to time outstanding as of the Closing Date pursuant to that certain First Supplemental Indenture, dated as of February 19, 2020, among the Parent and certain of its Subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, and having a maturity date no earlier than February 15, 2028, together with the Guarantees issued in connection therewith;
(t)
Indebtedness in the form of Redeemable Capital Securities of the Parent in an aggregate amount not to exceed $50,000,000; provided that the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.01;
(u)
Indebtedness of the Parent consisting of senior unsecured notes issued in one or more series from time to time having a maturity date no earlier than February 7, 2029, having terms that are substantially consistent with then prevailing market terms for senior unsecured notes for issuers similar to the Parent, having financial covenants or ratios (to the extent that they are maintenance covenants) that are no more restrictive than those set forth in Section 7.01, and which does not require any scheduled payment or repayment within one year following the Maturity Date at the time of issuance, together with the Guarantees issued in connection therewith (together with any Refinancing); provided that such Indebtedness, shall not, in whole or in part,

(a) upon the happening of an event or passage of time mature or be required to be redeemed or required to be repurchased (for consideration other than shares of common stock of the Parent) on or prior to the one-year anniversary of the Maturity Date (at the time the notes are issued), except to the extent such mandatory redemption is required pursuant to a customary asset disposition or change of control provision which expressly provides that all indebtedness that may be required to be redeemed or prepaid on account of the relevant asset disposition or change of control shall have been redeemed or prepaid prior to, or simultaneous with, any such redemption of such Indebtedness, (b) be redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Parent) at any time prior to such date or

(c)
be convertible into or exchangeable for Indebtedness or other debt securities of the Parent or any of its Subsidiaries at any time prior to such anniversary; provided that the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.01;
(v)
to the extent constituting Indebtedness, obligations arising under Cash Management Agreements;
(w)
[Reserved];

(x)
Non-Recourse Debt of Subsidiaries that are not Loan Parties and of Aurizon in an aggregate outstanding principal amount not to exceed $300,000,000, which, in the case of Indebtedness of Aurizon, may be secured by Liens permitted by Section 7.03(l); provided that the Administrative Agent shall have received prior to the incurrence thereof a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such incurrence (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Section 7.01; and
(y)
other secured Indebtedness of the Loan Parties (other than the Greens Creek Group) in an aggregate outstanding principal amount not to exceed $200,000,000 at any time outstanding;

provided that (i) no Indebtedness otherwise permitted by clauses (c), (e), (k), (l), (m), (n), (o), (p), and (y) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom, (ii) [reserved], (iii) a Subsidiary that is not a Loan Party shall not Guarantee obligations of any Loan Party, (iv) no Subsidiary that is not a Loan Party shall incur Indebtedness in replacement, refinancing or defeasance of Indebtedness of a Loan Party; (v) all inter-company Guarantees and loans shall be permitted only pursuant to Section 7.02(c), (d), (g) and (p), (vi) Indebtedness of a Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (vii) [reserved], (viii) the Parent and its Subsidiaries shall not incur any Indebtedness if the proceeds are used, directly or indirectly, to refinance, repay, redeem or defease any Indebtedness contractually subordinated or junior in right of payment to the Obligations (the “Refinanced Indebtedness”) unless such new Indebtedness shall be subordinated to the Obligations to at least the same extent as such Refinanced Indebtedness, (ix) [reserved], and (x) any refinancing, refunding or replacement of the Senior Notes Indebtedness shall only be permitted if such refinancing, refunding or replacement meets the requirements of the definition of a “Senior Notes Refinancing”.

7.03
Liens.

The Parent shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)
Liens pursuant to any Loan Document;
(b)
Permitted Encumbrances;
(c)
any Lien on any property or asset of the Parent or any Subsidiary existing as of the First Amendment Effective Date and set forth in Schedule 7.03; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date (and any Refinancings of such obligations);
(d)
judgment Liens of $12,500,000 or less, provided that the aggregate amount of all judgment Liens does not exceed $25,000,000 and (ii) other judgment Liens in existence for less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies which have acknowledged their responsibility to cover such judgment that do not otherwise constitute an Event of Default under Section 8.01(k);

(e)
Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such security interests secure Indebtedness incurred under clause (e) of Section 7.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the fixed or capital assets being acquired, constructed or improved and (iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary;
(f)
Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;
(g)
Liens on cash and Cash Equivalent Investments securing Indebtedness of the type incurred under clause (f) and clause (q) of Section 7.02;
(h)
Liens existing on assets of a Person prior to such Person becoming a Subsidiary securing only Indebtedness incurred under clause (k) of Section 7.02; provided, however, that such Liens (i) existed prior to such Person or Persons becoming a Subsidiary or Subsidiaries and were not created in anticipation thereof, and (ii) do not extend to any assets other than those of the Person or Persons that become a Subsidiary or Subsidiaries of the Parent or are merged with or into or consolidated with the Parent of any Subsidiary of the Parent;
(i)
Liens incurred or deposits made in the ordinary course of business (i) in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits (other than, for the avoidance of doubt, Liens in favor of the PBGC), or (ii) to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on performance bonds (in each case other than the bonds and deposits referenced in clause (f) of Section 7.02);
(j)
Liens on assets of Subsidiaries that are not Loan Parties securing Indebtedness of such Subsidiaries incurred pursuant to Section 7.02(x);
(k)
Liens on the Greens Creek Mine or the Lucky Friday Mine, as applicable, securing Streaming Transactions permitted by Section 7.02(n);
(l)
Liens on the Casa Berardi Mine securing Indebtedness of Aurizon incurred under Section 7.02(x);
(m)
Liens on assets of the Loan Parties (other than the Greens Creek Mine and the assets of the Greens Creek Group) securing Indebtedness permitted by Section 7.02(y);
(n)
Liens on concentrate securing Indebtedness permitted by Section 7.02(l); and
(o)
customary Liens and rights of setoff in favor of any Person providing services pursuant to Cash Management Agreements and related solely thereto, and customary deposits on reserve held by such any Person providing services pursuant to Cash Management Agreements, in each case arising in the ordinary course of business.

7.04
Fundamental Changes.

The Parent shall not, and shall not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the Equity Interests of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or purchase or otherwise acquire all or substantially all of the assets or any Equity Interests of any class of, or any partnership or joint venture interest in, any other Person, or change its jurisdiction of incorporation or organization or the form or type of its organization, except that:

(a)
any Subsidiary may merge into any Loan Party in a transaction in which such Loan Party is the surviving corporation;
(b)
any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any Loan Party;
(c)
the Equity Interests of any Subsidiary may be purchased or otherwise acquired by the Parent or any Subsidiary to the extent such Equity Interests are issued in compliance with Section 7.05(c);
(d)
any Subsidiary may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Loan Parties and is not materially disadvantageous to the Lenders; and
(e)
the Parent and its Subsidiaries may make Investments permitted by Section

7.06(k).

provided that (i) at the time of such transaction and immediately after giving effect thereto no Default shall have occurred and be continuing, (ii) such transaction will not affect the Borrowers’ ability to repay the Obligations when due, and (iii) such transaction will not adversely affect (as determined by the Administrative Agent in its sole discretion) the security interest granted under the Loan Documents in favor of the Secured Parties.

7.05
Dispositions of Property.

The Parent shall not, and shall not permit any Subsidiary to, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(a)
the Disposition of obsolete or worn-out property in the ordinary course of business;
(b)
the sale of inventory in the ordinary course of business;
(c)
the sale or issuance of any Subsidiary’s Equity Interests to any Loan Party, or ratably to its existing owners, or as permitted by Section 7.16(a) or (b);
(d)
any Disposition of assets (i) from one Subsidiary that is not a Guarantor to another Subsidiary that is not a Guarantor, (ii) from one Loan Party to another Loan Party or (iii) from a Subsidiary that is not a Guarantor to a Loan Party;

(e)
sales of Cash Equivalent Investments and publicly traded securities in the ordinary course of business and for fair market value;
(f)
any Disposition pursuant to Section 7.17;
(g)
the issuance of Redeemable Capital Securities permitted by Section 7.02; and
(h)
the Disposition of other property not described in clauses (a) through (g) above to Persons other than the Parent and its Subsidiaries for not less than fair market value as long as the aggregate fair market value of all property so disposed of does not exceed 20% of the consolidated total assets of the Parent and its Subsidiaries during the term of this Agreement; provided that (i) the EBITDA attributable to all property subject to such Dispositions shall not represent more than 15% of EBITDA and (ii) no Mortgaged Property shall be disposed;

provided, that neither the Parent nor any Subsidiary may Dispose of its interests in (x) the Greens Creek Joint Venture Agreement, (y) the assets of any of the Greens Creek Joint Venture, the Greens Creek Mine, the Lucky Friday Mine or the Casa Berardi Mine (including its rights to receive income, distributions, products or proceeds therefrom), except with respect to inventory (which, for the avoidance of doubt, shall not include metals streaming arrangements other than as permitted by Section 7.02(n)) and obsolete, damaged, immaterial, worn out or surplus property Disposed of, in each case, in the ordinary course of business or (z) any member of the Greens Creek Group, Hecla Limited or Aurizon

7.06
Investments, Loans, Advances, Guarantees and Acquisitions.

The Parent shall not, and shall not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party prior to such merger) any Investment, except:

(a)
Cash Equivalent Investments;
(b)
Investments by way of contributions to capital or purchases of Equity Interests

(i) by the Parent in any Subsidiaries that are not Loan Parties or by any Subsidiaries in other Subsidiaries that are not Loan Parties, (ii) by any Subsidiary in the Parent, or (iii) by the Parent or any Subsidiary in any Loan Party;

(c)
loans or advances made by any Loan Party to any other Loan Party; provided that such parties shall have entered into the Interco Subordination Agreement;
(d)
Guarantees constituting Indebtedness permitted by Section 7.02;
(e)
advances to officers, directors and employees of the Parent and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(f)
Investments consisting of deposits and extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)
non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the Disposition of property permitted by this Agreement;
(h)
Investments listed on Schedule 7.06 as of the First Amendment Effective Date;
(i)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(j)
Investments constituting Capital Expenditures;
(k)
Investments constituting Permitted Acquisitions;
(l)
Investments constituting the San Juan Silver Mining Joint Venture;
(m)
Investments constituting obligations or Investments issued to Governmental Authorities, and payments of such obligations or Investments to Governmental Authorities, in connection with the ownership or operation of the properties of any Domestic Subsidiary;
(n)
Investments constituting the incurrence of development costs and the entry into options and leases to mine real property to the extent incurred or entered into in the ordinary course of business consistent with past practice;
(o)
Investments permitted by Section 7.02;
(p)
Investments in an aggregate amount not to exceed the Funds Available for Restricted Payments;
(q)
Investments made by the Parent with Equity Interests (excluding Redeemable Capital Securities and Designated Preferred Stock) of the Parent or net cash proceeds from the (other than to a Subsidiary of the Parent) issuance of Equity Interests (excluding Redeemable Capital Securities and Designated Preferred Stock) of the Parent substantially concurrent so long as no Event of Default is continuing prior to, and no Event of Default results from, such Investment; and
(r)
other Investments in an aggregate amount not to exceed $50,000,000 at any time;

provided that (i) any Investment that when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, (ii) all Investments by a Loan Party in any member of the Greens Creek Group shall have been pledged to the Administrative Agent (for the benefit of the Secured Parties) to the extent required by Section 6.09 or as otherwise required under the Loan Documents, and (iii) each Acquisition must meet the requirements of the definition of Permitted Acquisition.

The aggregate outstanding amount of all Guarantees by any Loan Party of obligations of any Foreign Subsidiaries (excluding, however, any Loan Parties), and all loans and other Investments, directly or indirectly, by Loan Parties in Foreign Subsidiaries (excluding (i) those loans and Investments existing as of the Closing Date), (ii) loans that have been repaid and investments that have been returned or repaid,

(iii) Investments in any Loan Party and (iv) investments made by the Parent pursuant to clause (q) of this Section 7.06) together with the Investments described in clause (d) of the definition of “Permitted Acquisition” shall not exceed, in the aggregate at any time outstanding, $50,000,000.

7.07
Swap Contracts. The Parent and its Subsidiaries shall not:
(a)
enter into or be subject to any agreement, series of agreements or arrangement relating to gold, silver or any other metal which creates an obligation, whether matured or contingent, of the Parent and its Subsidiaries to deliver (or that could be called for delivery or cash settlement (excluding, for clarification, any put)) in any Fiscal Quarter, when taken together with all other such obligations of the Parent and its Subsidiaries, more than 75% of the forecast payable production of the Parent and its Subsidiaries of any such metal for such Fiscal Quarter (as set forth in the Hecla Mine Plan most recently delivered under Section 6.01(k)(ii)); and
(b)
enter into any Swap Contract (A) which is margined or cash collateralized, (B) with respect to which the obligations of such party are secured by a Lien (other than a Lien securing Hedging Obligations (I) in favor of a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent or (II) as permitted by Sections 7.03(j), (l) and (m)) on the property, revenues or assets of such party, (C) with a counterparty (other than a Lender or an Affiliate of a Lender) that has a combined capital and surplus of less than $250,000,000, (D) with a counterparty (other than a Lender or an Affiliate of a Lender) if such counterparty has a credit rating and, at the time such Swap Contract is entered into, none of such ratings is an Acceptable Credit Rating; or (E) for speculative purposes.
7.08
Restricted Payments.

The Parent will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a)
Restricted Payments made by Subsidiaries to the Parent or other Subsidiaries (provided that (x) with respect to any Restricted Payment (other than a Restricted Payment referenced in clause (iv) of the definition thereof), if any Default has occurred and is continuing or would result therefrom and (y) with respect to any Restricted Payment referenced in clause

(iv) of the definition thereof such Restricted Payment shall be made in cash and if any Default has occurred and is continuing or would result therefrom and the Required Lenders have notified the Parent that the payments made under the Greens Creek Demand Note, the Klondex Demand Note or the Casa Berardi Demand Note must be included in the limitation described below, the aggregate amount of Restricted Payments described in clauses (i), (ii), and (iii) of the definition thereof (and clause (iv) of the definition thereof, if the Required Lenders made the notification to the Parent to include such payments) permitted to be made under this clause (a) shall not exceed $20,000,000 per each Fiscal Quarter or $80,000,000 per each Fiscal Year (excluding, for purposes of these dollar limits, payments (which are consistent with past practices) made under the Greens Creek Demand Note, the Klondex Demand Note or the Casa Berardi Demand Note until such time that the Required Lenders notify the Parent that such payments must be included in such limitation) and, in addition, if any Default has occurred and is continuing or would result therefrom, any Restricted Payment referenced in clauses (i), (ii) and (iii) of the definition thereof shall also not exceed the amount necessary for the purpose of paying, so long as all such payments are promptly used by the Parent to pay, payroll, operating, and administrative expenses incurred in the ordinary course of business, franchise or similar taxes and other similar taxes, fees and expenses required to maintain the Parent’s and its Subsidiaries’ corporate or company existence);

(b)
Restricted Payments made by Subsidiaries that are not Loan Parties to its shareholders or members generally so long as the Parent or its Subsidiary which owns the Equity Interests in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary making such Restricted Payment);
(c)
the declaration or payment by the Parent of a cash dividend on, or on account of, any class of Equity Interests of the Parent (including Designated Preferred Stock) in an aggregate amount not to exceed the Funds Available for Restricted Payments; provided that immediately prior to such declaration or payment, a Responsible Officer of the Parent shall have certified in writing to the Administrative Agent that no Default shall have occurred and be continuing or would result therefrom;
(d)
the payment of any dividends the declaration of which was permitted pursuant to (i) clause (b) of this Section 7.08 or (ii) clause (h) of this Section 7.08, so long as, in the case of clause (i) and (ii) such payment is made within sixty (60) days of such declaration or on its regularly schedule payment date;
(e)
the redemption, purchase or other acquisition by the Parent of its Series B Preferred Stock and, concurrent with any such redemption, the payment of accrued dividends thereon in an aggregate amount not to exceed the Funds Available for Restricted Payments; provided that immediately prior to such redemption, purchase or other acquisition or payment of accrued dividends, a Responsible Officer of the Parent shall have certified in writing to the Administrative Agent that no Default shall have occurred and be continuing or would result therefrom;
(f)
the redemption, purchase or other acquisition of Equity Interests of the Parent in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Parent) of Equity Interests (other than Redeemable Capital Securities and Designated Preferred Stock) of the Parent; provided that immediately prior to such redemption, purchase or other acquisition, a Responsible Officer of the Parent shall have certified in writing to the Administrative Agent that immediately before and after giving effect to such redemption, purchase or other acquisition no Default shall have occurred and be continuing or would result therefrom;
(g)
the redemption, purchase or other acquisition of Equity Interests pursuant to the Small Lot Repurchase Program in an aggregate amount not to exceed the Funds Available for Restricted Payments; provided that immediately prior to such redemption, purchase or other acquisition, a Responsible Officer of the Parent shall have certified in writing to the Administrative Agent that immediately before and after giving effect to such redemption, purchase or other acquisition no Default shall have occurred and be continuing or would result therefrom;
(h)
the declaration and payment by the Parent of cash dividends on, or on account of, the Parent’s Series B Preferred Stock, provided that such dividend shall not exceed the minimum dividend amount under the Parent’s dividend policy as of the Closing Date; provided further that no Default shall have occurred and be continuing or would result therefrom;
(i)
the redemption, purchase or other acquisition of not more than twenty million (20,000,000) common shares of the Parent; provided that no Default shall have occurred and be continuing or would result therefrom;
(j)
Restricted Payments made by the Parent or any Subsidiary in the form of common Equity Interests of such Person;

(k)
the redemption, purchase or other acquisition by the Parent of its Redeemable Capital Securities issued in accordance with Section 7.02(t) and, concurrently with any such redemption, the payment of accrued dividends thereon; provided that (i) no Default shall have occurred and be continuing or would result therefrom and (ii) as of the last day of the period of four full Fiscal Quarters immediately preceding such Restricted Payment, after giving pro forma effect to such Restricted Payment, the Loan Parties are in compliance with the covenants set forth in Section 7.01 (as calculated in good faith and in a manner and using such methodology which is consistent with the most recent financial statements and Compliance Certificates delivered pursuant to Section 6.01); and
(l)
the declaration and payment by the Parent of cash dividends on, or on account of, the Parent’s Redeemable Capital Securities issued in accordance with Section 7.02(t), subject in all respects to the limitations set forth in Section 7.02(t); provided that no Default shall have occurred and be continuing or would result therefrom.

7.09
Transactions with Affiliates.

The Parent shall not, and shall not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate that are not otherwise prohibited by this Agreement, (c) any Restricted Payment permitted by Section 7.08, and (d) the Borrowers and Hecla Admiralty may be party to the Greens Creek Joint Venture Agreement.

7.10
Changes in Nature of Business.

The Parent shall not, and shall not permit any Subsidiary to, (a) engage in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the Closing Date and businesses reasonably related thereto (which such reasonably related businesses shall include the making of Restricted Payments explicitly authorized by Section 7.08), or (b) without limiting the effect of any provision contained herein, in the case of the Parent, transfer any assets to a Subsidiary other than (i) pursuant to Section 7.05 or (ii) cash pursuant to a loan, advance or other Investment permitted pursuant to Section 7.02, Section 7.04 or Section 7.06.

7.11
Restrictive Agreements.

The Parent shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a)
the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property;
(b)
the ability of any Loan Party to amend or otherwise modify any Loan Document;

or

(c)
the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Parent or any other Subsidiary or to Guarantee Indebtedness of the Parent or any other Subsidiary or transfer any of its properties to any Loan Party;

provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by the Loan Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause

(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clauses (a) and (c) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness entered into after the Closing Date and permitted under Section 7.02 that are, taken as a whole, in the good faith judgment of the Parent, no more restrictive with respect to Parent or any Subsidiary than then customary market terms for Indebtedness of such type, so long as such restrictions do not restrict and are not violated by the Guarantees and Liens provided under, or required to be provided under, the Loan Documents as in effect on the date of entry into the relevant agreement or instrument, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

7.12
Restriction of Amendments to Certain Documents.

The Parent shall not, and shall not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

(a)
[Reserved];
(b)
the Subordinated Debt Documents, other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt or other obligation of Parent or any Subsidiary under such Subordinated Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents less restrictive on the Parent and its Subsidiaries;
(c)
the Designated Preferred Stock Documents, other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required redemption of such Designated Preferred Stock, (ii) reduces the rate or extends the date for payment of dividends, premium (if any) or fees payable on such Designated Preferred Stock or (iii) makes the covenants, redemption provisions or remedies in such Designated Preferred Stock Documents less restrictive on the Parent;
(d)
any documents with respect to Earn-out Obligations, which (i) accelerates the date or increases the amount of any required payment of such Earn-out Obligation, (ii) modifies any of the subordination terms thereof or (iii) makes the covenants, events of default or remedies in such documents with respect to Earn-out Obligations more onerous on the obligors thereunder;
(e)
the Organization Documents of any Loan Party, if the result thereof could reasonably be expected to have a Material Adverse Effect on (x) the ability of such Loan Party to, in each case, comply with or satisfy its obligations hereunder or (y) the rights or remedies of any Secured Party; or

(f)
the Senior Notes Documents or other documents evidencing Indebtedness incurred under Section 7.02(u), other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Indebtedness, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Indebtedness or (iii) makes the covenants, events of default or remedies in such Senior Notes Documents less restrictive on the Parent or any of its Subsidiaries
7.13
Changes in Fiscal Periods.

The Parent shall not (a) modify its Fiscal Year, or (ii) change its method of determining Fiscal Quarters.

7.14
Payments of Restricted Indebtedness.

The Parent will not, and will not permit any of its Subsidiaries to,

(a)
make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (or redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt) (i) other than the stated, scheduled date for payment of interest set forth in the applicable Subordinated Debt Documents or the conversion of such Subordinated Debt to Equity Interests pursuant to its terms, or (ii) which would violate the terms of this Agreement or the applicable Subordinated Debt Documents;
(b)
make any payment with respect to an Earn out Obligation, other than on (or after) the stated, scheduled date therefor set forth in the documents evidencing such Earn out Obligation and so long as (i) the maximum portion of such payment that can be satisfied with the payment of Equity Interests (other than Redeemable Capital Securities) of the Parent shall be so satisfied and (ii) with respect to any such payment (or portion thereof) that cannot be so satisfied, (A) such payment is made following the receipt by the Administrative Agent of the financial statements described in clause (b) of Section 6.01 (and the Compliance Certificate relating thereto) with respect to the Fiscal Year immediately preceding the Fiscal Year in which such payment is to be made, and (B) prior to such payment, a Responsible Officer of the Parent shall have certified in writing to the Administrative Agent that no Default shall have occurred and be continuing or would result therefrom;
(c)
call, make or offer to make any payment or prepayment of principal of, or premium or interest on, any Senior Notes Indebtedness or other Indebtedness incurred under Section 7.02(u) (or redeem, retire, purchase, defease or otherwise acquire any such Indebtedness, or make any deposit for any of the foregoing purposes) (i) other than the stated, scheduled date for payment of interest set forth in the such documents, or (ii) which would violate the other terms of this Agreement or the applicable documents evidencing such Indebtedness;
(d)
make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes;

provided that the Parent and its Subsidiaries may pay or prepay the principal of, or premium or interest on, or other obligation under, any Subordinated Debt, Senior Note Indebtedness or Indebtedness incurred under

Section 7.02(u) or redeem, retire, purchase, defease or otherwise acquire such Indebtedness, (x) in exchange for, or with the net cash proceeds of, (1) Indebtedness incurred pursuant to a Refinancing of such Indebtedness permitted under Section 7.02 (and subject to the last paragraph of Section 7.02); provided, however, clause (a) of the definition of Refinancing should not apply to the Refinancing of any Streaming Transaction or (2) the substantially concurrent sale (other than to a Subsidiary of the Parent) of Equity Interests (other than Redeemable Capital Securities and Designated Preferred Stock) of the Parent or (y) in exchange for Equity Interests (other than the Redeemable Capital Securities and Designated Preferred Stock of the Parent), so long as immediately before and after giving effect to such payment, prepayment, redemption, retirement, purchase, defeasance or other acquisition no Default shall have occurred and be continuing or would result therefrom.

7.15
Use of Proceeds.

The Borrowers will not request any Loan or Letter of Credit, and the Parent shall not use, and shall take all reasonable steps to procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, at the time of such funding

(a) to be held by the Borrowers and used for purposes other than in the ordinary course of business, (b) to refinance, refund or replace any of the Senior Notes Indebtedness without the prior written consent of the Required Lenders, except to the extent permitted under Section 6.08, (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (d) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (e) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.16
Issuance of Equity Interests.

The Parent will not, and will not permit any of its Subsidiaries to, issue any Equity Interests (whether for value or otherwise) to any Person other than (a) in the case of Material Subsidiaries (other than the Greens Creek Group) and the Parent, Equity Interests (other than Redeemable Capital Securities, unless otherwise permitted by Section 7.02) issued to any Person that does not result in a Change in Control, (b) in the case of members of the Greens Creek Group, to any Person that held Equity Interests of a Person in the Greens Creek Group on the Closing Date, (c) as permitted by Section 7.05, or (d) in the case of the Parent, in exchange or conversion of Indebtedness incurred under Section 7.02(u).

7.17
Sale and Leaseback.

The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person to the extent the Dispositions related to any such transaction exceed (individually, in the aggregate or when aggregated with all Dispositions described in Section 7.05(f)) $10,000,000 per year or such Disposition and leaseback qualifies as a capital lease permitted under Section 7.02(e); provided, however, that neither the Parent nor any Subsidiary may engage in any sale or leaseback transaction involving its interests in (x) the Greens Creek Joint Venture Agreement, (y) the assets of any of the Greens Creek Joint Venture, the Greens Creek Mine, the Lucky Friday Mine or the Casa Berardi Mine, (in each case, including its rights to receive income, distributions, products or proceeds therefrom), except with respect to inventory and obsolete, damaged, immaterial, worn-out or surplus property transferred in the ordinary course of business, and except as provided in the next succeeding sentence, or (z) any member of the Greens Creek Group. Notwithstanding any of the foregoing, any member of the Greens Creek Group may purchase an asset that it sells and leases back after such sale so long as such sale and leaseback occurs within 90 days from the date of purchase and the lease is permitted under Section 7.02(e).

7.18
Restrictions on the Greens Creek Group.

Notwithstanding anything contained herein to the contrary, no member of the Greens Creek Group shall engage in any business activity other than in connection with the owning and holding of the Greens Creek Joint Venture (including the assets and properties related thereto) and those activities reasonably incidental thereto, including complying with the terms of the Greens Creek Joint Venture Agreement. In furtherance of, and not in limitation of the foregoing, no member of the Greens Creek Group shall:

(a)
own any material assets, except for its interests in the Greens Creek Joint Venture, its interests in the Greens Creek Mine and assets and properties related to the Greens Creek Mine (in each case, subject to the terms of the Greens Creek Joint Venture Agreement), including (i) its ownership interests in (A) the Greens Creek Joint Venture, (B) the Greens Creek Mine and (C) the assets and property related to the Greens Creek Mine, (ii) its rights to receive income, distributions, products and proceeds from the Greens Creek Joint Venture and, to the extent such rights exist under the Greens Creek Joint Venture Agreement, the Greens Creek Mine, and (iii) its share in the assets and properties of the Greens Creek Joint Venture);
(b)
create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness or other liabilities or obligations except for (i) the Secured Obligations, (ii) its share of Indebtedness or other liabilities or obligations of (A) the Greens Creek Joint Venture, and (B) subject to the terms of the Greens Creek Joint Venture Agreement, the Greens Creek Mine, and (iii) Indebtedness incurred under clauses (a), (b), (d)(iv), (e), (f), (g), (h), (l), (n), (p), (q), (s), (u) or (v) of Section 7.02;
(c)
create, incur or permit to exist any Lien (other than the Liens created pursuant to the Loan Documents or Liens permitted under clauses (a), (b), (c), (d), (e), (f), (g), (i), (k), (n), or

(o) of Section 7.03);

(d)
make, incur, assume or suffer to exist any Investment, other than (i) Investments in the Greens Creek Joint Venture, (ii) Investments in any Person in the Greens Creek Group,

(iii) its share of Investments made (A) by the Greens Creek Joint Venture, and (B) subject to the Greens Creek Joint Venture Agreement, in the Greens Creek Mine, (iv) Investments made under clauses (a), (c), (e), (f), (g), (h), (i), (j), (m), (n) and (o) of Section 7.06) and (v) its guarantee of Indebtedness permitted under clause (b) of this Section 7.18;

(e)
make or commit to make any Capital Expenditure or enter into any arrangement which would give rise to any capitalized lease liability, other than (i) Capital Expenditures, and

(ii) capitalized leases, made or incurred in connection with (A) the Greens Creek Joint Venture and (B) subject to the Greens Creek Joint Venture Agreement, the Greens Creek Mine;

(f)
enter into any arrangement which involves the leasing by any member of the Greens Creek Group from any lessor of any real or personal property (or any interest therein), other than (i) its interests in any such arrangement entered into by the Greens Creek Joint Venture, or (ii) subject to the Greens Creek Joint Venture Agreement, in connection with the Greens Creek Mine; provided that this Section 7.18(f) shall not restrict the right of the Greens Creek Joint Venture or any Person in the Greens Creek Group to locate unpatented mining claims or acquire interests in unpatented mining claims through leasing transactions or to enter into transactions permitted under Section 7.02(e);
(g)
sell, transfer, lease or otherwise dispose of, or grant to, any Person, options, warrants or other rights with respect to any of its assets, other than Dispositions permitted in clauses (a), (b), (c) (to the extent permitted by Section 7.16(b)), (d)(ii), (e), (f) and (h) of Section

7.05 (subject in all respects to the limitations set forth in the proviso of Section 7.05);

(h)
enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding anything to the contrary in this Agreement, with the Administrative Agent’s written consent, Hecla Alaska my merge into the Parent so long as (A) the Parent is the surviving entity of such merger, (B) no Lien created or granted pursuant to any Loan Document, nor the value of any Collateral, is adversely affected by such merger, and (C) the Parent shall promptly take, and cause each other Loan Party to promptly take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request, which may include among other things to amend or modify the Loan Documents and the Greens Creek Letter Agreement, to ensure that the Secured Obligations remain secured by first priority, perfected Liens on substantially all of the property, rights and other assets of the Greens Creek Group with respect to the Greens Creek Mine and the Greens Creek Joint Venture; or
(i)
permit or suffer to exist any Default described in clauses (i), (j) or (k) of Section

8.01 with respect to the Greens Creek Group.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01
Events of Default.

Each of the following events or occurrences shall constitute an “Event of Default”:

(a)
the Borrowers or any other Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as required to be paid hereunder at the place at which it is expressed to be payable, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
the Borrowers or any other Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section

8.01) payable under this Agreement at the place at which it is expressed to be payable, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days in the case of any interest or fee and five (5) Business Days in the case of any other amount;

(c)
any representation or warranty made or deemed made by or on behalf of the Parent or any other Loan Party in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;
(d)
the Parent or any other Loan Party shall:
(i)
fail to observe or perform any covenant, condition or agreement contained in clauses (d) or (m) of Section 6.01, Section 6.03 (with respect to the existence of any Loan Party), 6.12, or in Article VII; or
(ii)
default in the due performance or observance of any of its obligations under clauses (a), (b) and (c) of Section 6.01 and such default shall continue unremedied for a period of fifteen (15) days;

(e)
the Parent or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (x) notice thereof from the Administrative Agent to the Parent (which notice will be given at the request of any Lender) and (y) the date a Responsible Officer of the Parent or any other Loan Party had actual knowledge of such failure
(f)
the Parent, any Borrower or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (excluding, however, any Swap Contracts) when and as the same shall become due and payable (subject to any applicable grace period);
(g)
any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (in the case of any Material Indebtedness constituting a Guarantee) to become payable; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such voluntary sale or transfer is permitted under this Agreement;
(h)
an early termination event occurs under any Swap Contract resulting from (x) any default as to which the Parent or a Subsidiary is the defaulting party or (y) any termination event under such Swap Contract as to which the Parent or a Subsidiary is an affected party and, in either event, the termination value of such Swap Contract owed by the Parent or such Subsidiary as a result thereof is greater than $25,000,000;
(i)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided that, in each case, the Parent and each other Loan Party hereby expressly authorizes the Administrative Agent (on behalf of the Secured Parties) to appear in any court conducting any such case or proceeding during such 60 day period to preserve, protect and defend their rights under the Loan Documents
(j)
any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing

(k)
any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)
one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (exclusive of any amounts fully covered by independent third-party insurance (less any applicable deductible) as to which the insurer has been notified of the potential claim and does not dispute the coverage) shall be rendered against the Parent, any of its Material Subsidiaries, the Greens Creek Joint Venture or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, any of its Material Subsidiaries or the Greens Creek Joint Venture, as the case may be, to enforce any such judgment;
(m)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in (i) a Material Adverse Effect, (ii) a Lien under Section 303(k) of ERISA or Section 4608 of ERISA or (iii) a liability of any of the Parent of its Subsidiaries in an aggregate amount exceeding $25,000,000;
(n)
any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or any Loan Party or any other Person shall contest in any manner the validity or enforceability of any provision of any Loan Document; or, other than in connection with the payment in full of the Secured Obligations, any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any provision of any Loan Document; or any Lien securing any Obligation shall, in whole or in part, fail to be a perfected Lien having first priority (subject only to such other Liens permitted to have priority over it pursuant to the Loan Documents);
(o)
any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any Guarantee by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;
(p)
a Change in Control shall occur;
(q)
the Obligations shall cease to rank at least pari passu with all present and future senior unsecured and unsubordinated Indebtedness of any Loan Party;
(r)
either (i) any authority asserting or exercising governmental or police powers in Canada shall take an action, including a general moratorium, canceling, suspending or deferring the obligation of any Loan Party to pay any amount under this Agreement or preventing or hindering the fulfillment by any Loan Party of its payment obligations under this Agreement or any other Loan Document or otherwise or (ii) any Loan Party shall, voluntarily or involuntarily, participate or take any action to participate in any facility or exercise involving the rescheduling of its debts or the restructuring of the currency in which it may pay its obligations, and in each case under clause (i) or (ii), the action shall continue unremedied for a period of 30 days;

(s)
any Governmental Authority shall take any action with respect to any mine owned or operated by the Parent or its Subsidiaries, the operation thereof or the sale of the production therefrom (including any action that would cause any license, permit, consent or other Mining Right to cease to be in full force and effect or to be held to be illegal or invalid and including any action (including the commencement of an action or proceeding) that results or may result in the revocation, termination or substantial and adverse modification of any such license, permit, consent or other Mining Right) which could reasonably be expected to have a Material Adverse Effect, unless such action is set aside, dismissed or withdrawn within 60 days of its institution or such action is being contested in good faith and its effect is stayed during such contest;
(t)
the Greens Creek Manager shall be a Person other than a member of the Greens Creek Group or the Greens Creek Joint Venture Agreement shall fail to be effective or fail to be the legally valid, binding and enforceable obligation of the Greens Creek Group; or
(u)
operation of the principal operating properties of the Greens Creek Mine, the Lucky Friday Mine or the Casa Berardi Mine shall be abandoned or terminated.
8.02
Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)
declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)
require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)
exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or Applicable Law or equity;

provided, however, that upon the occurrence of an event described in Section 8.01(i) or 8.01(j), the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03
Application of Funds.
(a)
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this Third clause payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

(b)
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fourth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.
(c)
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX ADMINISTRATIVE AGENT

9.01
Appointment and Authority.
(a)
Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and Secured Parties hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document or other Loan Document governed by the laws of such jurisdiction on such Lender’s or Secured Party’s behalf.
(b)
Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in- fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02
Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03
Exculpatory Provisions.
(a)
The Administrative Agent or its Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)
shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)
Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby

(i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

(c)
Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents,

(v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04
Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05
Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06
Resignation of Administrative Agent.
(a)
Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Parent. Upon receipt of any such notice of resignation, the

Required Lenders shall have the right, in consultation with the Parent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)
Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Parent and such Person remove such Person as Administrative Agent and, in consultation with the Parent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)
L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Parent of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07
Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08
No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger, a Lender or the L/C Issuer hereunder.

9.09
Administrative Agent May File Proofs of Claim; Credit Bidding.
(a)
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.
(b)
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
(c)
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase

(either directly or through one or more acquisition vehicles) all or any portion of the Collateral

(i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01(a)), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10
Collateral and Guaranty Matters.
(a)
Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date,

(ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(ii)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.03(e) or Section 7.03(n); and
(iii)
to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(b)
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
(c)
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11
Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or the Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Parent or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84–

14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96– 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection

(a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Parent or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13
Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X CONTINUING GUARANTY

10.01
Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02
Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:

(a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03
Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations

10.04
Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

10.05
Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06
Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of a Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

10.07
Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or a Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08
Condition of Borrowers.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of any Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09
Appointment of Company.

Each of the Loan Parties hereby appoints the Parent to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Parent may execute such documents and provide such authorizations on behalf of such Loan Parties as the Parent deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Parent shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Parent on behalf of each of the Loan Parties.

10.10
Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.

10.11
Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI MISCELLANEOUS

11.01
Amendments, Etc.
(a)
Except as provided in Section 11.01(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Parent or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)
extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section

4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)
postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)
reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)
change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)
change any provision of this Section 11.01 or the definition of “Required Lenders”, without the written consent of each Lender directly affected thereby;
(vi)
release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender whose Obligations are secured by such Collateral;
(vii)
(A) except in connection with any debtor-in-possession financing under the Bankruptcy Code of the United States, subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Obligations to any other Indebtedness without the written consent of each Lender, or (B) except in connection with any debtor-in-possession financing under the Bankruptcy Code of the United States or as contemplated by Section 9.10(a)(ii), subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Liens granted pursuant to the Collateral Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, in all or substantially all of the Collateral, without the written consent of each Lender whose Obligations are secured by such Collateral;

(viii)
release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(ix)
release any Borrower or permit any Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender; or
(x)
change Sections 7.02(l), 7.02(n), 7.03(k) or 7.03(n) in a manner that would increase the amount of Indebtedness permitted thereby that can be secured by Liens on the Greens Creek Mine or assets of the Greens Creek Group without the written consent of each Lender.

provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; and

(C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

(b)
Notwithstanding anything to the contrary herein,
(i)
no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
(ii)
this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Parent and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this

Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(iii)
the Administrative Agent and the Parent may make amendments contemplated by Section 3.03(b).
(iv)
the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(v)
Incremental Facility Amendments may be effected in accordance with Section 2.16.
(vi)
Amendments may be effected in accordance with Section 2.17(g).
(vii)
if the Administrative Agent and the Parent acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Parent shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
11.02
Notices; Effectiveness; Electronic Communications.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)
if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Parent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)
Electronic Communications.
(i)
Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Parent may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(ii)
Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH

THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)
Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Parent, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent or its securities for purposes of United States federal or state securities laws.

(e)
Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or

(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03
No Waiver; Cumulative Remedies; Enforcement.
(a)
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(b)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to,

(A) the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates and (B) due diligence expenses), and shall pay all fees and time charged and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of- pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)
Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the out-of-pocket fees, charges and disbursements of one counsel for all Indemnitees taken as a whole, if necessary, one firm of local counsel in each relevant jurisdiction to the Indemnitees taken as a whole and, in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnitees taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Parent or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)
Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub- agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)
Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)
Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the

Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05
Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)
in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (b)(ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:
(A)
the consent of the Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided, further, that the Parent’s consent shall not be required during the primary syndication of the Facilities;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Revolving Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)
the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)
No Assignment to Certain Persons. No such assignment shall be made

(A) to the Parent or any of the Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause

(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)
Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it

(or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations.
(i)
Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the L/C Issuer or the Swingline Lender, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Parent or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged,

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

(ii)
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01,

3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections

3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Parent’s request and expense, to use reasonable efforts to cooperate with the Parent to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank of New York; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)
Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, such Lender, if applicable, may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Parent and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Parent, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Parent to appoint any such successor shall affect the resignation of the applicable Lender as L/C Issuer or Swingline Lender, as the case may be. If a Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable Lender to effectively assume the obligations of such Lender with respect to such Letters of Credit.
11.07
Treatment of Certain Information; Confidentiality.
(a)
Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors, its insurers, its credit risk support providers and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (ix) with the consent of the Parent or to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07,

(xi) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or any of its Subsidiaries or (xii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrowers or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary, provided that, in the case of information received from the Parent or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b)
Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.
(c)
Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
(d)
Customary Advertising Material. Neither the Administrative Agent nor any Lender shall use the name, product photographs, logo or trademark of the Loan Parties in any advertising material relating to the transactions contemplated hereby without the prior written consent of the Parent, which such consent is not to be unreasonably withheld.

11.08
Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer or such Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff,

(a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have under Applicable Law. Each Lender and the L/C Issuer agrees to notify the Parent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09
Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (including without limitation, the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and

(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10
Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.

11.11
Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12
Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13
Replacement of Lenders.
(a)
If the Parent is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Parent the right to replace a Lender as a party hereto, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)
the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(ii)
such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)
such assignment does not conflict with Applicable Laws; and
(v)
in the case of an assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
(b)
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.
(c)
Each party hereto agrees that (i) an assignment required pursuant to this Section

11.13 may be effected pursuant to an Assignment and Assumption executed by the Parent, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.

(d)
Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
11.14
Governing Law; Jurisdiction; Etc.
(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)
SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PARENT OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15
Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16
[Reserved.]
11.17
No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders and their respective Affiliates are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Loan Party or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18
Electronic Execution; Electronic Records; Counterparts.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Recipient Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Recipient Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Recipient Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Recipient Party without further verification and (b) upon the request of the Administrative Agent or any Lender Recipient Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Recipient Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent and each Lender Recipient Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Recipient Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.19
USA Patriot Act Notice.

Each Lender that is subject to the Beneficial Ownership Regulation, the Patriot Act or any Canadian AML Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Parent and the other Loan Parties that pursuant to the requirements of the Beneficial Ownership Regulation, the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Canadian AML Acts, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party, information concerning its direct and indirect holders of Equity Interests and other Persons exercising control over it, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Beneficial Ownership Regulation, the Patriot Act and the Canadian AML Acts.

Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Beneficial Ownership Regulation, the Patriot Act and the Canadian AML Acts.

11.20
Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.21
Concerning Joint and Several Liability of the Borrowers.

Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent and the Lenders the prompt payment and performance of, all Secured Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until payment in full of the Secured Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Secured Obligations or Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement, or any other document, instrument or agreement to which any Loan Party is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document or any Secured Cash Management Agreement or Secured Hedge Agreement, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Secured Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by the Administrative Agent or any Lender in an insolvency proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code of the United States; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code of the United States or otherwise; (g) the disallowance of any claims of the Administrative Agent or any Lender against any Loan Party for the repayment of any Secured Obligations under Section 502 of the Bankruptcy Code of the United States or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full of all Secured Obligations.

Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder, which shall remain absolute and unconditional as described above:

(i)
at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;
(ii)
any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Hedge Agreement, or any Secured Cash Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Hedge Agreements or such Secured Cash Management Agreements shall be done or omitted;
(iii)
the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Hedge Agreements or such Secured Cash Management Agreements shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(iv)
any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Secured Obligations shall fail to attach or be perfected; or
(v)
any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Borrower) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Borrower).

With respect to its obligations under this Section 11.21, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than notices expressly required by the Loan Documents), and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement, or any other agreement or instrument referred to in the Loan Documents, the Secured Hedge Agreements or the Secured Cash Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

11.22
Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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